Exhibit 4.1

Certain identified information has been excluded from this exhibit because it is (i) not material and (ii) the type that the company treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.

CREDIT AGREEMENT

DATED AS OF SEPTEMBER 26, 2023

between

ANFIELD ENERGY INC.

as Borrower

- and -

NEUTRON ENERGY, INC.,

ANFIELD PRECIOUS METALS INC.,

ANFIELD RESOURCES HOLDING CORP.,

ARH WYOMING CORP.,

HIGHBURY RESOURCES INC.

and each of the other guarantors from time to time party thereto,

as Guarantors

- and -

EXTRACT CAPITAL MASTER FUND LTD.

and each of the other lenders from time to time party thereto as Lenders

- and -

EXTRACT ADVISORS LLC,

as Agent

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2

1.1	Definitions	2
1.2	Subdivisions, Table of Contents and Headings	18
1.3	References to Bodies Corporate, Statutes, Contracts	18
1.4	Currency	18
1.5	Use of the Words “Best Knowledge”	19
1.6	Governing Law	19
1.7	Paramountcy	19
1.8	Interpretation	19
1.9	Time of Essence	19

ARTICLE 2 THE FACILITY		19

2.1	The Facility	19
2.2	Non-Revolving Facility	20
2.3	Term	20
2.4	Use of Proceeds of the Facility	20
2.5	Interest	20
2.6	Computations	21
2.7	No Set-off	21
2.8	Arrangement Fee Shares, Facility Warrants and Facility Warrant Shares	21
2.9	Administrative Matters Re: Payments	22
2.10	Time and Place of Payments	22
2.11	Evidence of Indebtedness	22

ARTICLE 3 PREPAYMENT, REPAYMENT AND REDUCTIONS		23

3.1	Voluntary Prepayment	23
3.2	Mandatory Prepayment	23

ARTICLE 4 SECURITY		24

4.1	Security Documents	24
4.2	Registration, Filing and Recordation of the Security	24
4.3	After Acquired Property and Further Assurances	24
4.4	Additional Guarantors	24
4.5	Additional Security	25

i

ARTICLE 5 CONDITIONS PRECEDENT		25

5.1	Conditions Precedent to the Advance of the Facility	25
5.2	Waiver	27

ARTICLE 6 REPRESENTATIONS AND WARRANTIES		27

6.1	Representations and Warranties of the Credit Parties	27
6.2	Representations and Warranties of the Agent and Lenders	37
6.3	Reliance and Repetition	38
6.4	Survival and Inclusion	38
6.5	Consent to Disclosure of Certain Information	39

ARTICLE 7 COVENANTS OF THE CREDIT PARTIES		39

7.1	Positive Covenants	39
7.2	Negative Covenants	44
7.3	Reimbursement of Expenses	47
7.4	Agent May Perform Covenants	47

ARTICLE 8 DEFAULT AND ENFORCEMENT		47

8.1	Events of Default	47
8.2	Acceleration on Event of Default	50
8.3	Waiver of Default	51
8.4	Enforcement by the Agent	51
8.5	Set-Off	51
8.6	Agent Appointed Attorney	52
8.7	Remedies Cumulative	52

ARTICLE 9 AGENT		52

9.1	Appointment and Authorization of Agent	52
9.2	Interest Holders	52
9.3	Consultations with Counsel	53
9.4	Documents	53
9.5	Responsibility of Agent	53
9.6	Action by Agent	53
9.7	Notice of Events of Default	53
9.8	Responsibility Disclaimed	54
9.9	Indemnification	54

9.10	Credit Decisions	54
9.11	Successor Agent	55
9.12	Delegation by Agent	55
9.13	Waivers and Amendments	55
9.14	Delegation by Agent Conclusive and Binding	56
9.15	Adjustments among Lenders after Acceleration	56
9.16	Redistribution of Payment	57
9.17	Distribution of Notices	57
9.18	Other Security Not Permitted	58
9.19	Discharge of Security	58
9.20	Decision to Enforce Security	58
9.21	Enforcement	58
9.22	Application of Cash Proceeds to Realization	58
9.23	Collective Action of Lenders	59
9.24	Survival	59

ARTICLE 10 NOTICES		60

10.1	Notice to the Borrower	60
10.2	Notice to the Agent	60
10.3	Waiver of Notice	60

ARTICLE 11 INDEMNITIES, TAXES, CHANGES IN CIRCUMSTANCES		60

11.1	General Indemnity	60
11.2	Environmental Indemnity	61
11.3	Action by Agent to Protect Interests	62
11.4	Currency Indemnity	62
11.5	Payments Free and Clear of Taxes	63
11.6	Change of Circumstances	65

ARTICLE 12 MISCELLANEOUS		66

12.1	No Waiver; Remedies Cumulative	66
12.2	Survival	67
12.3	Benefits of Agreement	67
12.4	Binding Effect; Assignment	67
12.5	Maximum Return	67
12.6	Entire Agreement	68
12.7	Severability	68
12.8	Counterparts and Facsimile	68

SCHEDULE A	THE AGENT AND THE LENDERS
SCHEDULE B	SECURITY DOCUMENTS
SCHEDULE C	EQUITY INTERESTS OF CREDIT PARTIES
SCHEDULE D	FORM OF FACILITY WARRANT
SCHEDULE E	CERTIFICATION OF ACCREDITED INVESTOR STATUS

CREDIT AGREEMENT

THIS AGREEMENT is made as of September 26, 2023

BETWEEN:

ANFIELD ENERGY INC., a corporation organized and existing under the laws of the Province of British Columbia

(the “Borrower”)

AND:

NEUTRON ENERGY, INC., a corporation organized and existing under the laws of the State of Nevada, ANFIELD PRECIOUS METALS INC., a corporation organized and existing under the laws of the State of South Dakota, ANFIELD RESOURCES HOLDING CORP., a corporation organized and existing under the laws of the State of Utah, ARH WYOMING CORP., a corporation organized and existing under the laws of the State of Wyoming and HIGHBURY RESOURCES INC., a corporation organized and existing under the laws of the State of Wyoming

(together with each of the other guarantors from time to time party hereto, collectively, the “Guarantors”)

AND:

EXTRACT ADVISORS LLC, a limited liability company organized and existing under the laws of the State of Delaware, as agent for the Lenders

(together with its successors and assigns, the “Agent”)

AND:

EXTRACT CAPITAL MASTER FUND LTD., a corporation organized and existing under the laws of the Cayman Islands

(together with each of the other lenders from time to time party hereto, and their respective successors and assigns, collectively, the “Lenders”)

WHEREAS the Borrower has requested, and the Lenders have agreed to establish, a credit facility with a funding amount of C$4,000,000 against a face value and principal amount of C$4,300,000 on and subject to the terms and conditions herein set forth.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged, each of the parties agrees with each of the others as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless there is something in the context inconsistent therewith:

“Advance” means the advance of the Facility as contemplated herein;

“Affiliate” has the meaning attributed to that term in the Business Corporations Act (British Columbia);

“Affiliate Transaction” has the meaning attributed to that term in Section 7.2(j);

“Agent” means Extract Advisors LLC, in its capacity as agent for and on behalf of the Lenders, as contemplated by this Agreement, and any successor thereto pursuant to Section 9.11;

“Agreement”, “this Agreement”, “hereto”, “hereby”, “hereunder”, “hereof”, “herein” and similar expressions refer to this credit agreement and not to any particular article, section, subsection, paragraph, clause, subdivision or other portion hereof, and include any and every supplemental agreement; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number mean and refer to the specified Article, section, subsection or paragraph of this Agreement;

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority and which in each case have the force of law relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof having the force of law by any Person having jurisdiction over it or charged with its administration or interpretation;

“Applicable Margin” means, with respect to an Advance, (i) where the Borrower elects to capitalize an interest payment in accordance with Section 2.5(c)(i), the rate of 7.0% per annum, and (ii) where the Borrower elects to make an interest payment in cash in accordance with Section 2.5(c)(ii), the rate of 5.0% per annum;

“Applicable Securities Legislation” means all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of the Reporting Jurisdictions and such other jurisdictions as may be agreed to between the Borrower and the Agent;

“Arrangement Fee Shares” has the meaning attributed to such term in Section 2.8(a)(i);

“Authorization” means any authorization, consent, permit, certificate, approval, resolution, licence, exemption, filing, notarization or registration;

“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Pension Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any Credit Party or ERISA Affiliate;

“Business Day” means any day other than (i) a Saturday, Sunday, or other day on which commercial banks in Toronto, Ontario and Vancouver, British Columbia are authorized or required by law to be closed for business, or (ii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities;

“Canadian Defined Benefit Plan” means a Canadian Pension Plan that contains a “defined benefit provision”, as defined in Section 147.1(1) of the Income Tax Act (Canada), as amended from time to time;

“Canadian Pension Plan” means a “registered pension plan” as that term is defined in the Income Tax Act (Canada), and any other pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by the Borrower or any of its Subsidiaries, in respect of its Canadian employees or former employees, excluding, for greater certainty, a Multiemployer Plan;

“Canadian Pension Plan Event” means (a) the termination or wind-up in whole or in part of a Canadian Pension Plan, (b) the occurrence of any circumstance or event that would provide any basis for a Governmental Authority to take steps to cause the termination or wind-up, in whole or in part, of any Canadian Defined Benefit Plan, the issuance of a notice (or a notice of intent to issue such a notice) to terminate in whole or in part any Canadian Defined Benefit Plan or the receipt of a notice of intent from a Governmental Authority to require the termination in whole or in part of any Canadian Defined Benefit Plan, revoking the registration of same or appointing a new administrator of such a plan, and (c) the failure to remit by the Borrower or any of its Subsidiaries any contribution to a Canadian Pension Plan when due;

“Capital Lease” means, with respect to a Person, a lease or other arrangement in respect of real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of the Person in accordance with IFRS;

“Capital Lease Obligation” means, with respect to a Person, the obligation of the Person to pay rent or other amounts under a Capital Lease and for the purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date as determined in accordance with IFRS;

“Cash Proceeds of Realization” means the aggregate of (a) all Proceeds of Realization in the form of cash, and (b) all cash proceeds of the sale or disposition of non-cash Proceeds of Realization, in each case expressed in U.S. Dollars;

“Change of Control” means the occurrence of any of the following events:

(a)

any Person, directly or indirectly, acquires beneficial ownership of, or the power to exercise control or direction over, or securities convertible into, any Voting Shares of the Borrower, that together with such Person’s securities in relation to the Voting Shares of the Borrower, would constitute Voting Shares of the Borrower representing more than 50% of the total voting power attached to all Voting Shares of the Borrower then outstanding;

(b)

there is consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of the Borrower (1) in which the Borrower is not the continuing or surviving corporation, or (2) pursuant to which any Voting Shares of the Borrower would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of the Borrower in which the holders of the Voting Shares of the Borrower immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 50% of the Voting Shares of the continuing or surviving corporation immediately after such transaction;

(c)

any Person or group of Persons, acting jointly or in concert, shall succeed in having a sufficient number of its nominees elected as Directors of the Borrower such that such nominees, when added to any existing Directors after such election who was a nominee of or is an Affiliate or related Person of such Person or group of Persons, will constitute a majority of the Directors; or

(d)	any Guarantor shall cease to be a wholly owned Subsidiary of the Borrower;

“Closing Date” means the date upon which the conditions specified in Section 5.1 are satisfied;

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time;

“Commitment” means the aggregate funding amount of C$4,000,000 against a face value and principal amount of C$4,300,000, which the Lenders have severally agreed to make available to the Borrower in U.S. Dollars, on and subject to the terms hereof, as such amount may be amended from time to time in accordance herewith;

“Common Shares” means the common shares in the capital of the Borrower as such common shares exist at the close of business on the date of execution and delivery of this Agreement;

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes;

“Constating Documents” means:

(a)	with respect to a corporation, its certificate and articles of incorporation, amalgamation or continuance or other similar documents and its by-laws or other similar documents; and

(b)	with respect to any other Person which is an artificial body or entity, whether with or without legal personality, the organization and governance documents of such Person,

in each case as amended or supplemented from time to time;

“Contingent Liabilities” means, with respect to a Person, any agreement, undertaking or arrangement by which the Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or other, to provide funds for payment, to supply funds to, or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) the obligation, debt or other liability of any other Person or guarantees the payment of dividends or other distributions upon the shares (or other ownership interests) of any Person. The amount of any contingent liability will, subject to any limitation contained therein, be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the obligation, debt or other liability to which the contingent liability is related;

“Cotter Corporation” means Cotter Corporation No Stockholders’ Liability, a New Mexico corporation;

“Cotter Encumbrances” means the (i) Mortgage, Security Agreement and Financing Statement dated February 28, 2019, pursuant to which Highbury Resources Inc. granted Cotter Corporation a lien and security interest in certain property interests in connection with the Charlie Leasehold (as defined therein) in Wyoming, and all uranium and other minerals produced from such properties in order to secure Cotter Corporation’s right to receive certain minerals from such properties as further described in an asset purchase agreement among Cotter Corporation, Highbury Resources Inc. and the Borrower dated December 28, 2018 and a mineral supply agreement among Cotter Corporation, Highbury Resources Inc. and the Borrower dated February 28, 2019; and (ii) Mortgage, Security Agreement and Financing Statement dated February 28, 2019, pursuant to which Highbury Resources Inc. granted Cotter Corporation a lien and security interest in certain property interests, in connection with the West Slope Properties (as defined therein) in Colorado, and all uranium, vanadium, and other minerals produced from such properties in order to secure Cotter Corporation’s right to receive certain minerals from such properties as further described in an asset purchase agreement among Cotter Corporation, Highbury Resources Inc. and the Borrower dated December 28, 2018 and a mineral supply agreement among Cotter Corporation, Highbury Resources Inc. and the Borrower dated February 28, 2019;

“Credit Parties” means, collectively, the Borrower and the Guarantors and “Credit Party” means any one of them;

“Default” means any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) constitute an Event of Default;

“Default Notice” has the meaning attributed to such term in Section 8.2;

“Director” means a director of the Borrower for the time being and “Directors” means the board of directors of the Borrower or, whenever duly empowered, a committee of the board of directors of the Borrower, and reference to action by the Directors means action by the directors as a board or action by such a committee of the board as a committee;

“Disclosure Record” means all filings and reports filed by or on behalf of the Borrower with securities regulatory authorities in each Reporting Jurisdiction pursuant to the requirements of Applicable Securities Legislation and available on SEDAR+ under the Borrower’s SEDAR+ profile, in each case on or during the 12 months preceding the date hereof;

“Drawdown Date” means the date specified in a Notice of Borrowing as the date on which a borrowing or credit of funds will occur by way of an Advance and which date shall be a Business Day;

“Enforcement Date” means the date on which the Agent notifies the Borrower, pursuant to Section 8.2, that the entire unpaid principal amount of the Facility is forthwith due and payable or on which such indebtedness automatically becomes due and payable pursuant to such section, whichever occurs first;

“Environmental Laws” means all federal (of whatever country), provincial, state, municipal, county, local and other laws including statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, directions, standards, judgments, orders and other Authorizations, as well as common law, civil laws and other jurisprudence or authority, in each case, domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters;

“Environmental Matters” means:

(a)

any condition, any activity, or substance, heat, energy, sound, vibration, radiation, odour or other pollution that either (1) may affect ambient or indoor air, water, soils, land, groundwater or other sub-surface strata or affect human health, including workplace safety, or any plant, animal or other living organism or (2) may give rise to any violation of, liability or any claim under any Environmental Law; and

(b)

any use, generation, distribution, disposal, storage, transportation, processing, management, handling, manufacture, treatment, release, spilling, emitting, leaching, migrating or discharge of any Hazardous Material or other pollution on, at or into ambient or indoor air, water, soils, land, groundwater or other sub-surface strata or any other location from which any such Hazardous Material or pollution may enter any ambient or indoor air, water, soils, land, groundwater or other sub-surface strata;

“Equity Account” means the Borrower’s securities accounts maintained with Haywood Securities Inc.;

“ERISA” means the United States Employee Retirement Income Security Act of 1974;

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Credit Party within the meaning of Section 414(b), (c), (m) and (o) of the Code;

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Credit Party or any ERISA Affiliate from a Multiemployer Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal, within the meaning of Section 4203 or 4205 of ERISA by a Credit Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041 of ERISA, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any Liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Credit Party or any ERISA Affiliate; or (g) any other event or condition with respect to a Plan or a Multiemployer Plan that could reasonably be expected to result in Liability to a Credit Party or ERISA Affiliate;

“Event of Default” has the meaning attributed to such term in Section 8.1 hereof;

“Exchange” means the TSX Venture Exchange and each successor thereto;

“Exchange Approvals” means each approval of the Exchange that is required in connection with the transactions contemplated in the Facility Documents, including: (i) the issuance and listing on the Exchange of the Facility Warrant Shares and the Arrangement Fee Shares, and (ii) the issuance of the Facility Warrants;

“Excluded Taxes” means, in the case of the Agent, each Lender and each Tax-Related Person (i) Taxes imposed on or measured by its respective overall net income (however denominated), or any alternative minimum or franchise Taxes imposed on it in lieu thereof, and branch profits Taxes, in each case (a) imposed on it by the respective jurisdiction under the laws of which such Tax-Related Person, Lender or the Agent is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender’s applicable lending office is located or (b) that are Other Connection Taxes;

“Exposure” means, at any particular time with respect to a particular Lender, the ratio of the Facility Indebtedness owing to such Lender at such time to the aggregate of the Facility Indebtedness owing to all of the Lenders at such time;

“Facility” has the meaning attributed to such term in Section 2.1 hereof;

“Facility Documents” means this Agreement, the Security Documents, any third party consents and acknowledgements required by the Agent, acting reasonably (in respect of the Security Interests provided for in such Security Documents) which are listed in Schedule B hereto, the Arrangement Fee Shares, the Facility Warrants, the Facility Warrant Shares, and all other agreements, certificates, instruments and other documents delivered or to be delivered by the Borrower or any other Credit Party hereunder or thereunder in connection with the foregoing or the Advance, each as amended, modified, supplemented, restated or replaced from time to time, and any other document that the parties designate as a Facility Document;

“Facility Indebtedness” means all present and future debts, liabilities and obligations of the Borrower and each other Credit Party to the Agent and the Lenders under or in connection with this Agreement and the Security Documents, including all amounts payable and all fees and other money payable or owing from time to time pursuant to the terms of this Agreement/or and any of the other Security Documents;

“Facility Warrant Shares” has the meaning attributed to that term in Section 2.8(a)(ii);

“Facility Warrants” has the meaning attributed to that term in Section 2.8(a)(ii);

“Financial Instrument Obligations” means, with respect to any Person, obligations arising under:

(a)

interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is interest rates or the price, value or amount payable thereunder is dependent or based upon interest rates or fluctuations in interest rates in effect from time to time (but excluding non-speculative conventional floating rate Indebtedness);

(b)

currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

(c)

any agreement for the making or taking of any commodity (including but not limited to minerals, gold, silver, coal, natural gas, oil and electricity), swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is any commodity or the price, value or amount payable thereunder is dependent or based upon the price or fluctuations in the price of any commodity;

(d)

or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing, in each case to the extent of the net amount due or accruing due by the Person under the obligations determined by marking the obligations to market in accordance with their terms;

“Governmental Authority” means each national (of whatever country), state, provincial, county, municipal or other such governmental, legislative, regulatory or other public authority (whether domestic or foreign), including their authorized administrative bodies, boards, tribunals, courts, commissions and agencies which has legal jurisdiction over a Person or a matter relevant to this Agreement;

“Guarantors” means, collectively, Neutron Energy, Inc. (a Nevada corporation), Anfield Precious Metals Inc. (a South Dakota corporation), Anfield Resources Holding Corp. (a Utah corporation), ARH Wyoming Corp. (a Wyoming corporation), Highbury Resources Inc. (a Wyoming corporation), and the other guarantors from time to time party hereto, and their respective successors and permitted assigns;

“Hazardous Material” means any material, substance or waste that is: (i) listed, classified or regulated by or pursuant to any applicable Environmental Law as a “hazardous waste,” “hazardous substance,” “toxic substance” or “source material,” (ii) any petroleum product or by-product, asbestos or asbestos-containing materials, pollutants, contaminants, radioactive materials, urea formaldehyde insulation or polychlorinated biphenyls, or (iii) with respect to which liability or standards of conduct are imposed under any Environmental Law;

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board;

“Indebtedness” means, with respect to a Person, without duplication:

(a)

all obligations of the Person for borrowed money, including debentures, notes or similar instruments and other financial instruments and obligations with respect to bankers’ acceptances and contingent reimbursement obligations relating to letters of credit;

(b)	all Financial Instrument Obligations of the Person;

(c)	all Capital Lease Obligations and Purchase Money Obligations of the Person;

(d)

all obligations to pay the deferred and unpaid purchase price of property or services, which purchase price is due and payable more than six months after the date of placing such property or service or taking delivery at the completion of such services;

(e)	all indebtedness of any other Person secured by a Security Interest on any asset of the Person;

(f)	all obligations to repurchase or redeem any Common Shares or any other shares of the Borrower prior to the Maturity Date; and

(g)	all Contingent Liabilities of the Person with respect to obligations of another Person if such obligations are of the type referred to in paragraphs (a) to (f) above;

“Indemnified Parties” has the meaning attributed to such term in Section 11.1 hereof;

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Facility Document, other than Excluded Taxes;

“Individual Commitment” means, in respect of any Lender, its obligation to make the Advance to the Borrower in the maximum amount set forth as its “Individual Commitment” opposite such Lender’s name in Schedule A, or in any assignment agreement by a Lender which is permitted hereunder, in each case, as such amount may be amended from time to time in accordance herewith;

“Interest Payment Date” means the Maturity Date, and the respective dates that fall every six (6) months after the beginning of each Interest Period, and on the last day of each Interest Period;

“Interest Period” means the period commencing on the Drawdown Date and ending on the date that is six (6) months thereafter (in each case, subject to the availability thereof), provided that, in any case, (i) the last day of each Interest Period shall also be the first day of the next Interest Period, (ii) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, (iii) no Interest Period shall extend beyond the Maturity Date, (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

“International Trade Laws” has the meaning attributed to such term in Section 6.1(tt);

“IRS” means the United States Internal Revenue Service and each successor thereto;

“Lenders” means the Persons listed on the signature pages hereto as lenders and any other Person who becomes party to this Agreement pursuant to an assignment agreement by a Lender which is permitted hereunder, in each case, in its capacity as a lender hereunder, and “Lender” means any one of them;

“Lenders’ Counsel” means Wildeboer Dellelce LLP and, at any time, any other legal counsel retained by the Agent for and on behalf of itself and the Lenders, in the Relevant Jurisdiction to the matter in question;

“Liability” or “Liabilities” means any Indebtedness, obligation, or liability of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) including, without limitation, any liability for Taxes;

“Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, is or would reasonably be expected to be material and adverse to:

(a)	the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any of the Projects or any of the Credit Parties;

(b)	the ability of any of the Credit Parties to observe or perform its obligations under this Agreement or any of the other Facility Documents in accordance with the terms hereof and thereof;

(c)	the validity or enforceability of this Agreement or any other Facility Document;

(d)	any rights or remedies of the Agent or the Lenders under this Agreement or any other Facility Document; or

(e)	the priority or ranking of any Security Interest granted pursuant to the Security Documents or any of the rights or remedies of the Agent thereunder;

other than any change, effect, event, occurrence, circumstance or state of facts (i) relating to general political, economic or financial conditions, including in Canada or the United States (including change relating to foreign currency exchange rates), (ii) relating to the state of securities or financial markets in general, including any reduction in United States, Canadian, or other market indices, (iii) relating to the uranium industry, vanadium industry or mining industry in general, (iv) relating to changes in Applicable Law or the interpretation, application, non-application of Applicable Law by any Governmental Authority or any change in applicable generally accepted accounting principles; (v) resulting from any natural disaster, epidemic or pandemic, including the COVID-19 pandemic, or (vi) resulting from any hostilities, acts of war or terrorism or any material escalation of any hostilities, acts of war or terrorism, provided however, that such change, effect, event or occurrence referred to in paragraphs (i) to (vi) above does not primarily relate to (or have the effect of primarily relating to) any of the Credit Parties, or disproportionately adversely affect any of the Credit Parties, compared to other companies of similar size operating in the mining industry;

“Material Project Documents” means (i) each present and future Project Document which contains terms and conditions which, upon breach, termination, non-renewal or non-performance, would result in or could reasonably be expected to result in a Material Adverse Effect, and (ii) any other agreement to which a Credit Party is a party that is, in the reasonable opinion of the Agent, material to the development or operation of the Projects;

“Maturity Date” means September 26, 2028, or such earlier date that the principal, interest or any other amounts owing hereunder may become due as a result of any acceleration thereof pursuant to this Agreement;

“Money Laundering Laws” has the meaning attributed to such term in Section 6.1(kk);

“Multiemployer Plan” means (i) any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, and (ii) any multi-employer plan, as defined in the regulations under the Income Tax Act (Canada); to which a Credit Party or any ERISA Affiliate makes or is obligated to make any contribution, or during the preceding five plan years, has made or been obligated to make any contribution;

“Multiple Employer Plan” shall mean a Pension Plan which has two or more contributing sponsors (one of which must be a Credit Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4063 or 4064 of ERISA;

“Obligations” means, without duplication, with respect to a Person, all items which, in accordance with IFRS, would be included as liabilities on the liability side of the balance sheet of the Person and all Contingent Liabilities of the Person;

“OFAC” has the meaning attributed to such term in Section 6.1(kk);

“Other Connection Taxes” means, with respect to a Lender or Tax-Related Person, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Facility Document, or sold or assigned an interest in the Facility or Facility Document);

“Other Taxes” has the meaning attributed to such term in Section 11.1(b);

“PBGC” means the United States Pension Benefit Guaranty Corporation;

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Protection Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Protection Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA;

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan (but including a Multiple Employer Plan), that is subject to Title IV of ERISA or is subject to the minimum funding standards under Section 412, 430 or 436 of the Code and either (i) is sponsored or maintained by a Credit Party or any ERISA Affiliate or to which a Credit Party or any ERISA Affiliate contributes or has any obligation to contribute or (ii) at any time within the preceding five years has been maintained or to which contributions have been required by a Credit Party or an ERISA Affiliate;

“Pension Protection Act” means the United States Pension Protection Act of 2006, as amended;

“Permitted Encumbrances” means:

(a)	any Security Interest granted pursuant to the Security Documents,

(b)

any Security Interest or deposit under workers’ compensation, social security or similar legislation or in connection with bids, tenders, leases, contracts or expropriation proceedings or to secure related public or statutory obligations, surety and appeal bonds or costs of litigation where required by Applicable Law,

(c)

any Security Interest imposed pursuant to statute such as builders’, mechanics’, materialman’s, carriers’, warehousemen’s and landlords’ liens and privileges, in each case, which relate to obligations not yet due or delinquent or, if due or delinquent, which the Credit Party is contesting in good faith if such contest will involve no material risk of loss of any material part of the property of any Credit Party,

(d)

any Security Interest or privilege arising out of judgments or awards in an amount less than [***] with respect to which, at the time an appeal or proceedings for review is being prosecuted and with respect to which a stay of execution has been secured pending such appeal or proceedings for review,

(e)

any Security Interest for Taxes, assessments, unpaid wages or governmental charges or levies for the then current year, or not at the time due and delinquent or the validity of which is being contested at the time in good faith and for which adequate reserves have been set aside on such Person’s books and records in accordance with IFRS,

(f)

any undetermined or inchoate Security Interest or privilege incidental to current operations that has not been filed pursuant to law against any Credit Party, or that relates to obligations not due or delinquent,

(g)	the deposit of cash or securities in connection with any Security Interest or privilege referred to in paragraph (c) (d), (e) and (f),

(h)

any right reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant, claim, bond or permit held or acquired by any Credit Party, or by any statutory provision, to terminate the lease, licence, franchise, grant, claim, bond or permit or to purchase assets used in connection therewith or to require annual or other periodic payments as a condition of the continuance thereof,

(i)

(x) any Security Interest created or assumed by any Credit Party in favour of a public utility or Governmental Authority which encumbers specific near-cash collateral, only as security for performance/reclamation bond obligations; and (y) any other Security Interest created or assumed by any Credit Party in favour of a public utility or Governmental Authority for Permitted Indebtedness in connection with the operation of the business of such Credit Party or the ownership of the assets of such Credit Party, in each case, to the extent required by Applicable Law, and provided that such Security Interests do not in the aggregate materially detract from the value of any of the assets of such Credit Party or materially impair their use in the operation of the business of such Credit Party.

(j)	any reservations, limitations, provisos and conditions expressed in original grants or authorizations from any Governmental Authority,

(k)

any encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, telegraph and telephone lines, oil and natural gas pipelines and other similar purposes, or zoning or other restrictions applicable to the use of real property by any Credit Party, or title defects, encroachments or irregularities, that do not in the aggregate materially detract from the value of the property or materially impair its use in the operation of the business of any Credit Party,

(l)	any purchase money security interests and capital lease obligations in respect of Indebtedness permitted under paragraph (b) of “Permitted Indebtedness”,

(m)	any Security Interests over assets other than Secured Assets which secure Indebtedness permitted under paragraph (c) of “Permitted Indebtedness” only,

(n)

any Security Interest which secures Permitted Indebtedness only and is permitted pursuant to an intercreditor agreement, in form and substance satisfactory to the Agent and the Lenders, executed and delivered by the third party secured party in favour of the Agent,

(o)	the Cotter Encumbrances;

(p)	any other Security Interest which the Agent agrees in writing is a Permitted Encumbrance for the purposes of this Agreement, and

(q)	any extension, renewal or replacement of any of the foregoing;

“Permitted Indebtedness” means:

(a)	Indebtedness under this Agreement or refinancing thereof,

(b)

Indebtedness in an aggregate amount at any time for all Credit Parties of up to [***] in respect of Purchase Money Obligations and Capital Lease Obligations acquired by a Credit Party after the date hereof, provided that the Security Interests for any such obligation are limited to the particular financed/leased equipment and proceeds thereof,

(c)

Indebtedness which is subordinated to the Facility Indebtedness on such terms as the Agent (in accordance with the instructions of the Lenders) may agree in writing, pursuant to an intercreditor agreement, in form and substance satisfactory to the Agent and the Lenders, executed and delivered by the third party creditor in favour of the Agent,

(d)

Indebtedness comprised of amounts owed to trade creditors and accruals in the ordinary course of business, in each case (i) outstanding less than 60 days, or (ii) which do not exceed [***] in the aggregate for all Credit Parties and are being disputed in good faith, provided that reasonable reserves have been established,

(e)

(x) any Indebtedness of any Credit Party in favour of a public utility or Governmental Authority in respect of performance/reclamation bond obligations only (which includes the Shootaring Canyon Mill Surety Bond); and (y) any other Indebtedness of a Credit Party in favour of a public utility or Governmental Authority, to the extent required by Applicable Law,

(f)	any other Indebtedness which the Agent (in accordance with the instructions of the Lenders) agrees in writing is Permitted Indebtedness for the purposes of this Agreement,

(g)	Indebtedness of (x) the Borrower to any Guarantor or (y) any Subsidiary to the Borrower;

(h)	Indebtedness related to the Cotter Encumbrances; and

(i)	guarantees or other contingent obligations incurred in the ordinary course of business of a Credit Party or in respect of Indebtedness permitted by (a) to (h) hereof;

“Permitted Investments” means any investment by a Credit Party (w) in another Credit Party, (x) in cash and cash equivalents, (y) investments by way of acquisition which are permitted by this Agreement and (z) investments in equity in public companies held in the Equity Account, which account shall not at any time be permitted to have a book value in excess of [***];

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company, corporation or limited liability company with or without share capital, body corporate, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or Governmental Authority or entity, however designated or constituted;

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by a Credit Party or any ERISA Affiliate, or to which the Credit Party or any ERISA Affiliate has an obligation to make any contribution;

“Pro Rata Share” means, at any particular time with respect to a particular Lender, the ratio of the Individual Commitment of such Lender at such time to the aggregate of the Individual Commitments of all of the Lenders at such time;

“Proceeds of Realization” means all cash and non-cash proceeds derived from any sale, disposition or other realization of the Secured Assets or received from a Guarantor pursuant to a guarantee (a) after any notice being sent by the Agent to the Borrower pursuant to Section 8.2 declaring all indebtedness of the Borrower hereunder to be immediately due and payable, (b) upon any dissolution, liquidation, winding-up, reorganization, bankruptcy, insolvency or receivership of any Credit Party (or any other arrangement or marshalling of the Secured Assets that is similar thereto), or (c) upon the enforcement of, or any action taken with respect to, a guarantee or other Security Document. For greater certainty, insurance proceeds derived as a result of the loss or destruction of any of the Secured Assets or cash or non-cash proceeds derived from any expropriation or other condemnation of any of the Secured Assets shall not constitute Proceeds of Realization prior to the Enforcement Date;

“Project Document” means, in respect of each Project, any agreement, contract, instrument, lease, easement or other Authorization or document which:

(a)	deals with or is related to the construction, operation or development of the Project or any part thereof; and

(b)	is executed from time to time by or on behalf of or is otherwise made or issued in favour of any Credit Party;

“Project Financing” means any loan facility or other financing arrangement for Indebtedness in favour of the Borrower or any other Credit Party, the proceeds of which are used to develop, expand, construct or operate a Project, including any refinancing thereof;

“Projects” means, collectively, (i) the West Slope project located in Colorado, (ii) the Velvet-Wood project located in Utah, (iii) the Shootaring Canyon Mill located in Utah, (iv) the Slick Rock project located in Colorado, (v) the Marquez-Juan Tafoya uranium project located in New Mexico and (vi) the Frank M project located in Utah;

“Purchase Money Obligation” means, with respect to a Person, Indebtedness of the Person issued, incurred or assumed to finance all or part of the purchase price of any asset or property acquired by such Person;

“Relevant Jurisdiction” means, from time to time, any jurisdiction in which any of the Credit Parties have material properties or assets, including for the avoidance of doubt the Projects, or in which they carry on any material business or are otherwise “doing” or “transacting” business under Applicable Law;

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which any notice requirement has been waived;

“Reporting Jurisdictions” means all of the jurisdictions in Canada in which the Borrower is a “reporting issuer” or equivalent (being, as of the date hereof, British Columbia and Alberta);

“Secured Assets” means all of the assets now owned or hereafter acquired by the Credit Parties that are now or hereafter charged or intended to be charged by or in which a lien, security interest, mortgage deed of trust or other encumbrance is granted or created under any of the Security Documents;

“Securities” means, collectively, the Arrangement Fee Shares, the Facility Warrants and any Facility Warrant Shares issuable upon exercise of the Facility Warrants;

“Security Documents” means, collectively, the security and other agreements and documents listed in Schedule B hereto under the heading “Security Documents” and delivered pursuant to Article 4 of this Agreement and any other document or agreement which creates a Security Interest and is given in favour of the Agent in connection with the Facility Documents;

“Security Interest” means any security interest, assignment by way of security, mortgage, charge (whether fixed or floating), hypothec, deposit arrangement, pledge, lien, encumbrance, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Shootaring Canyon Mill Surety Bond” means the US$12,294,452 bond surety issued by the Shootaring Surety in relation to closure liability and rehabilitation costs related to Shootaring Canyon Mill, which shall be increased to approximately US$13,915,406 subject to confirmation and approval from the State of Utah, and all documentation relating thereto, including without limitation, a general agreement of indemnity dated February 4, 2020 between the Shootaring Surety, and the Borrower, Anfield Resources Holding Corp. and Highbury Resources Corp., as indemnitors, and each renewal, amendment, alternation, continuation, extension, supplementation and substitution of such documentation;

“Shootaring Surety” means any one or more bonding companies, including Endurance Assurance Corporation, Endurance American Insurance Company, Lexon Insurance Company or Bond Safeguard Insurance Company, that has executed an agreement for the issuance, renewal, continuation, substitution or amendment of any surety, undertaking, guaranty or other contractual obligation on behalf of or at the request of any applicable indemnitor Creditor Party in connection with the Shootaring Canyon Mill Surety Bond, either before or after the Closing Date;

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the Term SOFR Administrator from time to time);

“Subsidiary” means, in respect of any Person, any subsidiary, as such term is defined in the Business Corporations Act (British Columbia);

“Tax-Related Person” means any Person (including a beneficial owner of an interest in a pass-through entity) who is required to include in income amounts realized (whether or not distributed) by the Agent, a Lender or any Tax-Related Person of any of the foregoing;

“Taxes” means all present or future taxes, assessments, rates, levies, imposts, deductions, withholdings (including backup withholding), dues, duties, fees and other charges of any nature, including any interest, fines, penalties or other liabilities with respect thereto, imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, and whether disputed or not;

“Term Sheet” means term sheet dated August 25, 2023 between the Borrower and the Agent;

“Term SOFR” means, for any Interest Period, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day, provided that, if Term SOFR determined as provided above shall ever be less than 4.0% per annum for any Interest Period, then Term SOFR shall be deemed to be 4.0% for such Interest Period;

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion);

“Term SOFR Reference Rate” means, for the applicable corresponding Interest Period, the forward-looking term rate based on SOFR;

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a Credit Party or ERISA Affiliate to the PBGC or any other person under Title IV of ERISA;

“United States” means United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

“Voting Shares” means shares of capital stock of any class of any corporation carrying voting rights under all circumstances, provided that for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of any event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event.

1.2	Subdivisions, Table of Contents and Headings

The division of this Agreement into articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3	References to Bodies Corporate, Statutes, Contracts

Any reference in this Agreement:

(a)

to any body corporate shall include successors thereto, whether by way of amalgamation, merger or otherwise; provided that transfers and assignments by the parties and corporate and other reorganizations shall nonetheless be undertaken only in accordance with any restrictions imposed by the terms of this Agreement;

(b)

to any statute, enactment or legislation of any country or to any section or provision thereof shall include a reference to any order, ordinance, regulation, rule or by-law or proclamation made under or pursuant to that statute, enactment or legislation and all amendments, modifications, consolidations, re-enactments or replacements thereof or substitutions therefor from time to time; and

(c)

to any agreement, instrument, Authorization or other document shall include reference to such agreement, instrument, Authorization or other document as the same may from time to time be amended, supplemented, replaced or restated, irrespective of whether particular reference shall have been made to some (but not all) amendments, supplements, replacements or restatements thereof; provided that transfers, amendments, supplements, replacements and restatements shall nonetheless be undertaken only in accordance with any restrictions imposed by the terms of this Agreement.

1.4	Currency

Any reference in this Agreement to “U.S. Dollars”, “USD”, “US$”, “dollars” or “$” shall be deemed to be a reference to lawful money of the United States and any reference to any payments to be made by the Borrower shall be deemed to be a reference to payments made in lawful money of the United States. Any reference in this Agreement to “CAD Dollars”, “CAD” or “C$”, shall be deemed to be a reference to lawful money of Canada.

1.5	Use of the Words “Best Knowledge”

The words “best knowledge”, “to the best of the Borrower’s knowledge”, “to the knowledge of” or “of which they are aware” or other similar expressions limiting the scope of any representation, warranty, acknowledgement, covenant or statement by the Borrower or any of the other Credit Parties will be understood to be made on the basis of the actual knowledge of any of the executive officers of the Borrower or such other applicable Credit Party, in each case, after due inquiry.

1.6	Governing Law

This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. The parties hereby irrevocably attorn and consent to the non-exclusive jurisdiction of the courts of the Province of British Columbia and irrevocably waive any claim that such forum is not convenient.

1.7	Paramountcy

In the event of any inconsistency between the provisions of this Agreement and the provisions of any other Facility Document, the provisions of this Agreement shall prevail.

1.8	Interpretation

In this Agreement and each other Facility Document, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders. The words “including” and “includes” mean “including” (or “includes”) without limitation.

1.9	Time of Essence

Time shall be of the essence in all respects of this Agreement.

ARTICLE 2

THE FACILITY

2.1	The Facility

Subject to the terms and conditions hereof, the Lenders hereby establish in favour of the Borrower a non-revolving, single advance, term credit facility (the “Facility”) in an amount equal to the Commitment, which shall be made available to the Borrower, or as the Borrower may direct, by way of a single U.S. dollar denominated Advance in on the Closing Date, in accordance with this Agreement.

Subject to the terms and conditions hereof, the Lenders severally agree to extend credit to the Borrower under the Facility from time to time, provided that the aggregate amount of credit outstanding under the Facility shall not at any time exceed the Commitment.

2.2	Non-Revolving Facility

The Facility is a non-revolving facility, and any repayment under the Facility shall not be re-borrowed.

2.3	Term

The outstanding principal amount of the Facility, together with all accrued but unpaid interest, fees, bonus and other costs, fees or charges payable hereunder from time to time, will be immediately due and payable by the Borrower to the Agent on the Maturity Date.

2.4	Use of Proceeds of the Facility

Proceeds from the Facility shall be used only (i) to pay for any fees, costs and expenses under or associated with this Agreement, including, for avoidance of doubt, any fees owing to the Lenders and commissions owing to Haywood Securities Inc. in connection therewith, (ii) to fund the Shootaring Canyon Mill Surety Bond, (iii) to fund engineering expenses for the Projects, and (iv) for general working capital purposes.

2.5	Interest

(a)

Interest shall accrue on the outstanding principal of the Facility from the Drawdown Date at a rate per annum equal to Term SOFR for the Interest Period applicable to the Advance, plus the Applicable Margin. Interest shall be calculated daily, compounded monthly, and payable in arrears to the Agent on each Interest Payment Date, in U.S. Dollars, commencing on the first Interest Payment Date to occur after the Drawdown Date, all before as well as after each of maturity, default and judgment; and

(b)

If any Event of Default shall occur and be continuing, (i) interest shall accrue on the outstanding principal of the Facility and all interest, fees, costs, and other amounts payable hereunder at an additional [***], calculated daily and compounded monthly, before as well as after maturity, default and judgment, and (ii) a premium [***] of of the principal of the Advance outstanding as of the date of such Event of Default shall be payable by the Borrower to the Agent.

(c)	Five (5) Business Days prior to each Interest Payment Date, the Borrower shall provide the Agent with notice of whether it elects to pay accrued interest for such Interest Payment Date:

(i)	in kind, by adding the amount of accrued interest to the outstanding principal amount of the Facility, in which case, the Applicable Margin shall be the rate of 7.0% per annum; or

(ii)	in cash, payable on the Interest Payment Date, in which case, the Applicable Margin shall be the rate of 5.0% per annum.

(d)

To the extent that the Borrower does not provide the notice required by Section 2.5(c), it shall be deemed to have elected to pay accrued interest for the applicable Interest Payment Date in cash, as set out in Subsection 2.5(c)(c)(ii).

2.6	Computations

The rates of interest under this Agreement are nominal rates, and not effective rates or yields. Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest “per annum” or a similar expression is used, such interest shall be calculated on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest is payable. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

The Borrower and each other Credit Party confirms that it fully understands and is able to calculate the rate of interest applicable to the Facility based on the methodology for calculating per annum rates provided for in this Agreement. The Agent agrees that, if requested in writing by the Borrower, it shall calculate the nominal and effective per annum rate of interest on the Advance outstanding at any time and provide such information to the Borrower promptly following such request; provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve the Borrower or any other Credit Party of any of its obligations under this Agreement or any other Facility Document, nor result in any liability to the Agent or any Lender. Each Credit Party hereby irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to the Facility Documents, that the interest payable under the Facility Documents and the calculation thereof has not been adequately disclosed to the Credit Parties, whether pursuant to Section 4 of the Interest Act (Canada) or any other Applicable Law or legal principle.

2.7	No Set-off

All payments required to be made by the Borrower or any other Credit Party pursuant to the provisions hereof or any other Facility Document shall be made in immediately available funds and without any set-off, deduction, withholding or counter-claim or cross-claim.

2.8	Arrangement Fee Shares, Facility Warrants and Facility Warrant Shares

(a)	As partial consideration of the Lenders entering into this Agreement and making the Facility available to the Borrower pursuant to the terms hereof, the Borrower shall:

(i)

at the election of the Borrower, in its sole discretion, either: (1) pay to the Lenders (or as each applicable Lender may direct) on the Closing Date, in their respective Pro Rata Share, C$100,000 in cash; or (2) create and issue to the Lenders (or as each applicable Lender may direct) on the Closing Date, in their respective Pro Rata Share, 2,105,263 Common Shares of the Borrower (the “Arrangement Fee Shares”), having a value equivalent to C$200,000 as of the Closing Date, which Arrangement Fee Shares shall be delivered by the Borrower to the Lenders, in their respective Pro Rata Share, provided that the Arrangement Fee Shares will be subject to resale restrictions, including applicable hold periods, under Applicable Securities Legislation; and

(ii)

create and issue to the Lenders (or as each applicable Lender may direct) on the Closing Date, in their respective Pro Rata Share, 42,105,263 non-transferable warrants of the Borrower (the “Facility Warrants”) with each warrant being exercisable for one Common Share (collectively, the “Facility Warrant Shares”) at an exercise price equal to C$0.095 per Common Share and for an exercise period of five (5) years from the Closing Date and including customary anti-dilution provisions, all subject to the Borrower obtaining the requisite and prior approvals by the Exchange and other securities regulatory authorities as applicable. The certificates representing the Facility Warrants shall be in the form attached as Schedule D. The Facility Warrants and any Facility Warrant Shares will be subject to resale restrictions, including applicable hold periods, under Applicable Securities Legislation.

2.9	Administrative Matters Re: Payments

All amounts payable hereunder shall be made payable in lawful money of the United States, unless otherwise specified herein or by the Agent. If the date for payment of any amount payable hereunder is not a Business Day then such payment shall be made on the next day which is a Business Day.

2.10	Time and Place of Payments

The Borrower covenants and agrees to establish and maintain throughout the term of the Facility a pre-authorized electronic debit arrangement with a financial institution on terms satisfactory to the Agent, pursuant to which all payments coming due to the Agent in respect of payment of fees and repayment of principal, interest and other amounts coming due under this Agreement shall be made. All payments made by the Borrower pursuant to this Agreement or pursuant to any other Facility Document shall be made before 4:00 p.m. (Toronto time) on the day specified for payment and the Agent shall be entitled to withdraw the amount of any payment due to it hereunder from such account on the day specified for payment. Any payment received after 4:00 p.m. (Toronto time) on the day specified for such payment shall be deemed to have been received before 4:00 p.m. (Toronto time) on the immediately following Business Day. All payments shall be made to the place of payment specified for the Agent in Schedule A hereto.

2.11	Evidence of Indebtedness

The Agent and each Lender shall maintain accounts wherein it shall record the amount of credit outstanding and owed to it hereunder, each payment of principal and interest to it on account of the Advance, and all other amounts becoming due to and being paid to it hereunder. Each Lender’s accounts shall constitute, in the absence of manifest error, prima facie evidence of the Facility Indebtedness of the Borrower to that Lender pursuant to this Agreement. The failure of the Agent or any Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay the Facility Indebtedness in accordance with this Agreement.

ARTICLE 3

PREPAYMENT, REPAYMENT AND REDUCTIONS

3.1	Voluntary Prepayment

The Borrower shall not be permitted to prepay any of the principal amount outstanding under the Facility during the twelve (12) month period following the Closing Date, after which time the Borrower may prepay any amount outstanding under the Facility in whole or in part at any time, provided that:

(a)	the Borrower also pays to the Agent all unpaid interest, fees, costs and other amounts owing under the Facility in respect of the principal amount of the Facility being repaid;

(b)	the Borrower also pays to the Agent a prepayment fee equal to 3% of the principal amount repaid;

(c)	any such prepayment may only be made on a day that is a Business Day; and

(d)	the Borrower shall have provided the Agent with at least ten (10) Business Days prior written notice of its intention to prepay the Facility, in whole or in part.

For greater certainty, (i) any prepayment made in accordance with this Section 3.1 shall have no effect on the maturity date of the Facility Warrants, and (ii) any prepayment made from the proceeds of the exercise of the Facility Warrants by the Lenders shall not be subject to the prepayment conditions set out in this Section 3.1.

Notwithstanding anything to the contrary in this Agreement, to the extent that (x) the Agent does not consent to any Project Financing or (y) the Agent, on one hand, and the project financier, on the other hand, cannot come to an agreement on any required subordination, priority, intercreditor agreement with respect to any Project Financing after using commercially reasonable efforts, the Borrower may prepay the amount outstanding under the Facility in accordance with this Section 3.1, provided that the prepayment fee in 3.1(b) shall not apply.

3.2	Mandatory Prepayment

If after the Advance:

(a)

with the prior written consent of the Agent or as otherwise permitted by this Agreement, any Credit Party shall sell or otherwise dispose of any Secured Assets outside of the ordinary course of business, then such Credit Party shall pay or cause to be paid [***], to the Agent, forthwith, to be applied on account of the outstanding principal amount and all accrued but unpaid interest, bonus and other costs, fees or charges payable hereunder from time to time;

(b)

with the prior written consent of the Agent, any Credit Party closes one or more debt financings (other than in connection with Permitted Indebtedness), or royalty sale transactions, then such Credit Party shall pay [***]% of the proceeds of such financings and royalty sales, net of reasonable costs (including without limitation, finders fees, commissions, legal and audit costs) to the Agent forthwith on closing such financings, to be applied on account of the outstanding principal amount and all accrued but unpaid interest, bonus and other costs, fees or charges payable hereunder from time to time;

(c)

unless the Agent provides prior written consent to such Change of Control, if a Change of Control occurs with respect to the Borrower, then the Borrower shall within ten (10) Business Days of the closing and culmination of the Change of Control, pay or cause to be paid all outstanding Facility Indebtedness.

ARTICLE 4

SECURITY

4.1	Security Documents

To secure the due payment of all Indebtedness of the Borrower to the Agent and the Lenders in respect of the Facility and the payment and performance of all other Facility Indebtedness, whether now existing or hereafter arising or incurred the Borrower shall, and shall cause each of the Guarantors to, execute and deliver to the Agent, the Security Documents.

4.2	Registration, Filing and Recordation of the Security

The Borrower shall, and shall cause each of the Guarantors to, at the Borrower’s expense, register, file, record and give notice of (or cause to be registered, filed, recorded and given notice of) the Security Documents in all offices the Agent, acting reasonably, advise that such registration, filing, recording or giving notice is necessary or desirable for the perfection of the Security Interests constituted thereby and to ensure that such Security Interests are first ranking, subject only to Permitted Encumbrances.

4.3	After Acquired Property and Further Assurances

The Borrower shall, at its expense, and shall cause each of the Guarantors to, from time to time, promptly execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge as may be necessary or desirable to ensure that any additional interests in the Secured Assets acquired after the date hereof are subject to the Security Interests created pursuant to the Security Documents (and in the case of any such real property, with such title opinions or commitments, including title insurance policies as are reasonably requested by the Agent).

4.4	Additional Guarantors

If at any time and from time to time the Borrower acquires any additional Subsidiaries that are not already Guarantors under this Agreement, the Borrower shall, promptly execute any deliver all such pledge agreements and security documents (substantially similar to the Security Documents contemplated in Schedule B), and shall cause each such Subsidiary to execute a joinder to this Agreement and guarantee (substantially similar to the Security Documents contemplated in Schedule B) as may be necessary or desirable to ensure that all shares or other ownership interests in such Subsidiary are subject to the Security Interests created pursuant to the Security Documents and secure the Facility Indebtedness

4.5	Additional Security

In the event that the Agent, in its sole discretion, determines at any time following the Closing Date that, in order to more fully protect the interests of the Lenders under this Agreement, the Guarantors shall be required to grant to the Agent security for their respective obligations under the Facility Documents, then each Guarantor hereby agrees, upon receipt of written notice from the Lender thereof, to provide such security within sixty (60) days, or such longer period as the Agent may permit in its sole discretion, for nominal consideration, and customary legal opinions in relation thereto. The security to be granted by the Guarantors shall be in form and substance satisfactory to the Agent, acting reasonably, and the Guarantors shall cooperate fully and promptly to effectuate the creation and perfection of such security interest in favours of the Agent, for and on behalf of the Lenders.

ARTICLE 5

CONDITIONS PRECEDENT

5.1	Conditions Precedent to the Advance of the Facility

The obligation of the Lenders to make the Advance of the Facility under this Agreement is subject to and conditional upon the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Agent and the Lenders on or before the Drawdown Date (or such other date as is mutually agreed to in writing between the Borrower and the Agent), or waived by the Agent in accordance with Section 9.13:

(a)	receipt by the Agent of the following documents, each in full force and effect, and in form and substance satisfactory to the Agent and the Lenders:

(i)

executed copies of all Facility Documents, including, without limitation, this Agreement, the Security Documents, the Arrangement Fee Shares, and the warrant certificate in respect of the Facility Warrants;

(ii)	certificates of good standing or other similar type of evidence for each of the Credit Parties from all Relevant Jurisdictions in relation to each Credit Party;

(iii)	certified copies of the Constating Documents of each of the Credit Parties;

(iv)

certified copies of the directors’ resolutions of each of the Credit Parties with respect to its authorization, execution and delivery of the Facility Documents to which it is a party, together with incumbency certificates with respect to all officers executing Facility Documents;

(v)

certificates of an officer or secretary of each of the Credit Parties as to corporate matters and certifying that (A) all of the representations and warranties of each of the Credit Parties contained herein and in each other Facility Document are true and correct as if made on and as of the Closing Date (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), and (B) no Default or Event of Default has occurred and is continuing;

(vi)	all regulatory approvals, including the Exchange Approvals;

(vii)

releases and discharges (or, if acceptable to the Agent, postponements or appropriate undertakings to discharge), in registrable form where appropriate, covering all Security Interests or other encumbrances affecting the Secured Assets which are not Permitted Encumbrances, if any, or arrangements satisfactory to the Agent have been made to ensure that such documents will be provided promptly following the Advance;

(viii)	an irrevocable direction to pay with respect to the Advance;

(ix)

opinions of the counsel to the Borrower relating to, among other things, the subsistence of the Borrower, and the due authorization, execution, delivery and enforceability by the Borrower of the Facility Documents to which the Borrower is a party and the creation and perfection of all Security Interests on all collateral securing the Facility;

(x)	certificates representing all shares and other securities in the Subsidiaries pledged by the Borrower, together with corresponding share transfer powers duly executed in blank;

(xi)	satisfactory searches in respect of the Credit Parties;

(xii)

a copy of all documentation and reports that provide an estimate of the current reclamation costs related to the Shootaring Canyon uranium mill site and the required amount of the Shootaring Canyon Mill Surety Bond, and documentation showing all historical changes in relation thereto; and

(xiii)	such other documents, certificates, opinions and agreements which the Agent or the Lenders may reasonably require;

(b)

the Agent and the Lenders shall have completed and be satisfied with its financial, business, environmental, tax, legal and other due diligence review of the Credit Parties, the Projects, the Shootaring Canyon Mill Surety Bond, and each part thereof, including without limitation, their review of all feasibility studies, processing plant plans, budgets, pro forma financial statements, and other documents in respect of each Project and each part thereof;

(c)

evidence that all Security Interests created pursuant to the Security Documents have been duly perfected and registered, filed and recorded (as applicable) in all Relevant Jurisdictions and any other relevant jurisdiction as required by the Agent and the Lenders’ Counsel;

(d)

the Agent and the Lenders shall have received payment of all fees and reimbursable expenses in connection with this Agreement, including those fees described in Section 7.3, which are payable by the Credit Parties to the Lenders and the Agent on or prior to the Closing Date;

(e)	as at the Closing Date, the Agent and the Lenders shall be satisfied that no Default or Event of Default shall have occurred and be continuing;

(f)

neither the Agent nor any Lender shall have become aware of any new or inconsistent information or other matter not previously disclosed to it relating to any Credit Party or the contemplated transactions which in any event the Agent or any of the Lenders, in its reasonable judgment, deems material and adverse relative to the information or other matters previously disclosed;

(g)

as at the Closing Date, the Agent and the Lenders shall be satisfied that no event or circumstance shall have occurred or exist that (in the reasonable opinion of the Agent and the Lenders, in their sole discretion) has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(h)

the Agent must have received (i) evidence that all Indebtedness of the Credit Parties that is not Permitted Indebtedness will be paid and performed in full concurrently with the Advance, and (ii) releases and discharges (in registrable form where appropriate) covering all Security Interests or other liens or encumbrances that are not Permitted Encumbrances, or undertakings of the holders of the liens to deliver releases and discharges promptly after the Advance; and

(i)

there shall be no other Security Interest or other liens or encumbrances whatsoever, which rank equal to or in priority to the Agent’s Security Interests granted pursuant to the Security Documents, other than Permitted Encumbrances.

5.2	Waiver

The conditions in Sections 5.1 are inserted for the sole benefit of the Agent and the Lenders and may be waived by the Agent (in accordance with the instructions of the Lenders) in whole or in part, with or without conditions, as the Agent and the Lenders may determine in their sole and absolute discretion.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties of the Credit Parties

Each of the Credit Parties, as applicable, hereby represents and warrants to the Agent and the Lenders as of the date hereof, and as of the date of the Advance, that:

(a)

each of the Credit Parties has been duly incorporated and organized under the laws of its jurisdiction of incorporation and is validly existing and is current and up-to-date with all material filings, consents and authorizations in all cases required to be made, obtained and maintained, under the laws of its jurisdiction of incorporation and in all other applicable jurisdictions where such filings, consents and authorizations are required under Applicable Law, and has all requisite corporate power and authority to carry on its business as now conducted as presently proposed to be conducted and to own, lease or operate its property, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(b)

each of the Credit Parties has full power and authority to enter into each of the Facility Documents to which it is a party and to do all acts and things and execute and deliver all documents as are required hereunder or thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof, and when entered into, the Facility Documents will create valid and legally binding obligations of the Credit Parties party thereto enforceable against the Credit Parties party thereto in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c)

each of the Credit Parties has taken all corporate steps necessary to duly authorize all matters in connection with this Agreement, including, without limitation, (i) the execution and delivery of the Facility Documents to which it is party and such other agreements and instruments as contemplated herein and which are relevant to such Credit Party; and (ii) as it relates to the Borrower, the creation, allotment and issuance of the Securities;

(d)

except as set forth in Schedule C and any interest held in any Equity Account, none of the Credit Parties own, beneficially or of record, or exercise control or direction over, any shares (or other ownership interests) of any Person;

(e)

none of the Credit Parties has committed any act of bankruptcy or is insolvent, or proposed a compromise or arrangement to its creditors generally, had a petition or receiving order in bankruptcy filed against it, made a voluntary assignment in bankruptcy, taken any proceedings with respect to a compromise or arrangement, taken any proceedings to have a receiver appointed for any of its property or had any execution or distress become enforceable or become levied upon any of its property;

(f) (i)

each of the Credit Parties is (x) licensed, registered or qualified and in good standing in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary and (y) carrying on the business thereof in material compliance with all Applicable Law, rules and regulations of each such jurisdiction;

(ii)

none of the Credit Parties has Secured Assets in any jurisdiction other than the Province of British Columbia, and the States of Arizona, South Dakota, Colorado, New Mexico, Utah and Wyoming, excluding Secured Assets which are goods in transit or otherwise ordinarily used in more than one jurisdiction, and excluding certificates representing shares in the Subsidiaries pledged by the Borrower in favour of the Agent, which may be held by the Agent outside of the jurisdictions listed in this paragraph; and

(iii)

all personal property located at, on or about any of the Projects or any part of any Project or used or acquired for use primarily in connection with, primarily related to, or produced from any of the Projects or any part of any Project or any business or operations thereat, and all proceeds thereof, is held by the Guarantors;

(g)

the Borrower is authorized to issue an unlimited number of Common Shares, of which 945,678,283 Common Shares were issued and outstanding as fully paid and non-assessable shares in the capital of the Borrower on the date of this Agreement;

(h)

excepting only as set out in the Disclosure Record, no Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement, for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of any of the Credit Parties;

(i)

none of the Credit Parties has made any loans to or guaranteed the obligations of any Person excepting only (i) the Facility, (ii) the Shootaring Canyon Mill Surety Bond, loan between the Borrower and its Subsidiaries, and (iv) Permitted Investments.

(j)

the Borrower is a reporting issuer or the equivalent only in the Reporting Jurisdictions and is in compliance with its obligations under the Applicable Securities Legislation of such Reporting Jurisdictions and of the Exchange in all material respects and is not included in any list of defaulting reporting issuers maintained by the securities commission of such Reporting Jurisdictions;

(k)	the outstanding Common Shares of the Borrower are listed and posted for trading on the Exchange;

(l)	the Borrower has the power and authority to create, issue and deliver the Securities;

(m)	upon the issuance thereof, the Arrangement Fee Shares and any Facility Warrant Shares will be validly issued as fully paid and non-assessable Common Shares in the capital of the Borrower;

(n)

the Borrower has complied with all Applicable Securities Legislation in connection with the issuance of the Securities, in each case including, but not limited to, receiving the approvals of the Exchange, as required, in respect of the listing of the Arrangement Fee Shares and Facility Warrant Shares;

(o)

none of the execution and delivery of the Facility Documents, the compliance by the Credit Parties with the provisions of the Facility Documents to which they are party or the consummation of the transactions contemplated herein and the issue of the Securities, for the consideration and upon the terms and conditions set forth herein, does or will: (i) require the consent, approval, Authorization, order or agreement of, or registration or qualification with, any Governmental Authority, or any other, body or authority, court, stock exchange, securities regulatory authority or other Person, except such as have been obtained (or, in the case of approval by the Exchange of the listing application for the Securities, as will be obtained prior to the issuance thereof); (ii) materially conflict with or result in any material breach or violation of any of the provisions of, or constitute a default under, or require consent under (except such consents as have been obtained), any indenture, mortgage, deed of trust, lease or other agreement or instrument to which any of the Credit Parties is a party or by which it or any of its properties or assets is bound; or (iii) conflict with or result in any breach or violation of any provisions of, or constitute a default under the Constating Documents of any of the Credit Parties or any resolution passed by the directors (or any committee thereof) or shareholders (or members) of any of the Credit Parties, or any statute or any judgment, decree, order, rule, policy or regulation of any court, Governmental Authority, any arbitrator, stock exchange or securities regulatory authority applicable to any of the Credit Parties or any of the properties or assets thereof which has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(p)

there is no material change, as defined in Applicable Securities Legislation, relating to any of the Credit Parties, or any change in any material fact, as defined in Applicable Securities Legislation, relating to the Common Shares, which has not been or will not be (prior to the Closing Date) fully disclosed in accordance with the requirements of Applicable Securities Legislation and the policies of the Exchange;

(q)

to the knowledge of the Credit Parties, no order or ruling suspending the sale or ceasing the trading in any securities (including the Common Shares) of any of the Credit Parties or prohibiting the sale of such securities has been issued by any securities regulatory authority and no such order or ruling is outstanding against any of the Credit Parties or their directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes have been threatened or, to the best of the Credit Parties’ knowledge, are pending or contemplated;

(r)

except as qualified by the disclosure in the Disclosure Record, each of the Credit Parties is the beneficial owner of the properties, business and assets referred to as being owned by it in the Disclosure Record and the same are owned free and clear of all liens, security interests, claims and encumbrances, other than Permitted Encumbrances;

(s)

except as qualified by the disclosure in the Disclosure Record, all material agreements by which the Credit Parties hold an interest in property, business or assets are in good standing according to their terms and the material properties in which the Credit Parties hold an interest are in good standing under all Applicable Law of the jurisdictions in which they are situated;

(t)

other than as disclosed in the Disclosure Record, the Credit Parties have not approved entering into any agreement in respect of, nor have any knowledge of: (i) the purchase of any property or interest therein outside of the ordinary course of business for an amount greater than [***] (in the aggregate for all Credit Parties), or the sale, transfer or other disposition of any property or assets or interest therein outside of the ordinary course of business having a value in excess of [***] currently owned, directly or indirectly, by the Credit Parties, whether by asset sale, transfer of shares (or other ownership interests) or otherwise; or (ii) any Change of Control (by sale or transfer of shares (or other ownership interests) or sale of all or substantially all of the property and assets of any of the Credit Parties) of any of the Credit Parties;

(u)	the Borrower has complied, in all material respects, with all continuous disclosure obligations under Applicable Securities Legislation;

(v)

the Credit Parties (taken as a whole) have no material liabilities, fixed or contingent, that are not reflected and accurately accounted for in the most recent consolidated financial statements of the Borrower contained in the Disclosure Record, in the notes thereto or otherwise disclosed in writing to the Agent, other than liabilities arising in the ordinary course of business or otherwise disclosed to the Agent since the date of such financial statements;

(w)

all material federal, state, local and other Taxes and all material liabilities with respect thereto including any penalty and interest payable with respect thereto due and payable by the Credit Parties have been paid. Except as disclosed in the Disclosure Record, all federal, state and other material tax returns, declarations, remittances and filings required to be filed by the Credit Parties have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. Except as disclosed in writing to the Agent, to the knowledge of the Borrower, no examination of any tax return of the Credit Parties is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Credit Parties, in any case;

(x)

(i) to the knowledge of the Credit Parties, none of the Credit Parties are in material violation of any Environmental Law; (ii) the Credit Parties have obtained all material Authorizations required under Environmental Laws other than those that are not required at the current stage of each Project but that are reasonably expected to be obtained in the ordinary course and the Credit Parties are in material compliance with such Authorizations; (iii) the Credit Parties have timely filed accurate and complete applications for issuance or, as appropriate, renewals for all material Authorizations required under any applicable Environmental Laws at the current stage of each Project; (iv) other than as set out in the Disclosure Record, there are no pending or, to the knowledge of the Credit Parties, threatened (in writing) appeals, challenges, disputes or claims asserted under any Applicable Law with respect to any material Authorization required under Environmental Laws that has been issued in draft or final form for any of the Projects; and (v) none of the Credit Parties has any material liability under, and there are no events or circumstances that would reasonably be expected to form the basis of, an order for investigation, clean-up, monitoring, natural resource damages, or remediation, or other mandatory or prohibitory obligation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Credit Parties relating to or arising under any Environmental Laws;

(y)

except as disclosed in the Disclosure Record, to the knowledge of the Credit Parties, none of the directors or officers of the Credit Parties or any employee, associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or proposed transaction with the Credit Parties which, as the case may be, materially affects, is material to or will materially affect the Credit Parties;

(z)

none of the Credit Parties is in violation of any term of its Constating Documents in any material respect. None of the Credit Parties is in violation of any term or provision of any agreement, indenture or other instrument applicable to it which has resulted in or could reasonably be expected to result in any Material Adverse Effect and none of the Credit Parties is in default in the payment of any obligation owed by it which is now due which, either in any single case or in the aggregate, has resulted in or could reasonably be expected to result in any Material Adverse Effect and there is no action, suit, proceeding or investigation commenced, pending or, to the best of the Borrower’s knowledge, threatened which, either in any single case or in the aggregate, has resulted in or could reasonably be expected to result in any Material Adverse Effect or which places, or could reasonably be expected to place in question, the validity or enforceability of this Agreement or any other Facility Document;

(aa)

all of the agreements and other documents and instruments pursuant to which the Credit Parties hold any material interest in any of the Projects or any material part of any Project are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)) and neither the Credit Parties, nor to the knowledge of the Credit Parties, any other party thereto, is in default nor has default been alleged of any of the material provisions of any such agreements, documents or instruments;

(bb)

none of the Credit Parties is in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of its property or assets are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which any of the Credit Parties is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(cc)

there are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the best of the Borrower’s knowledge, threatened against or adversely affecting any of the Credit Parties or to which any of their property or assets is subject, at law or equity, or before or by any court, federal, provincial, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which has resulted in or could reasonably be expected to result in a Material Adverse Effect and no Credit Party is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(dd)

no Credit Party nor any ERISA Affiliate has failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement required to date, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Security Interest or the posting of a bond or other security under ERISA, or incurred any liability under Title IV of ERISA with respect to any Pension Plan (other than a liability to the PBGC for premiums under Section 4007 of ERISA) that has resulted in or could reasonably be expected to result in a Material Adverse Effect and there are no premium payments which have become due which are unpaid;

(ee)

no Credit Party maintains or contributes to, or has in the past maintained or contributed to, any Canadian Pension Plan or Canadian Defined Benefit Plan, and and no Credit Party has an interest, or has in the past had an interest, in any Person who sponsors, maintains or contributes to, or has any liability in respect of, any Canadian Pension Plan or Canadian Defined Benefit Plan. No Canadian Pension Plan Event has occurred or is reasonably expected to occur which could result in a Material Adverse Effect.

(ff)

no Credit Party, and to the best of the Borrower’s knowledge, no director, officer, agent, employee or other Person acting on behalf of any Credit Party has, in the course of its actions for, or on behalf of, any Credit Party (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee;

(gg)

each applicable Credit Party holds or owns all mineral rights, surface rights and personal property, as applicable, required to conduct the business and operations of each Project and each part of each Project, in each case free and clear of all encumbrances other than Permitted Encumbrances, and no other property rights are necessary for the operation of any of the Projects or any part of any Project as currently operated (given its current stage of development and operation). Except as disclosed in the Disclosure Record: (i) there is no claim asserted or any known basis for any claim that might or could adversely and materially affect the rights of the Credit Parties to use, transfer or otherwise exploit such property rights; and (ii) no Credit Party has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof, except for such royalty and other payments as may be provided in the applicable lease or deed or may be have been conveyed or reserved in transactions prior to acquisition by the Borrower;

(hh) (A)

each applicable Credit Party holds either fee title, valid, subsisting and enforceable leases, or other conventional property, proprietary or contractual interests or rights, in respect of the minerals and other mineral deposits located therein and rights of ingress and egress to properties in which it has an interest as described in the Disclosure Record under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the relevant Credit Parties to explore the minerals and constituent minerals relating thereto. All applicable bonus, royalty and other payments due in connection with such property, leases or claims and all property, leases or claims in which a Credit Party has an interest or right have been properly paid and all such property, leases or claims have been validly located and recorded in accordance with all Applicable Law; and

(B)

each Credit Party has all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which it has an interest as described in the Disclosure Record granting it the right and ability to explore for minerals and constituent minerals for development purposes as are appropriate in view of the rights and interest therein of such Credit Party, with only such exceptions as do not materially interfere with the use made by it of the rights or interests so held. Each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating to those rights and interests is currently in good standing in the name of the relevant Credit Party. Each Credit Party has good right and full power to lease and to convey the property rights and interests described in this Agreement;

(ii)

the Material Project Documents are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof (as applicable), except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law. No Credit Party is in default of any of the material provisions of any such Material Project Document nor has any such default been alleged, and no circumstance exists under any such Material Project Document which with the giving of notice or the passage of time or both would give rise to such a default, and all such properties and assets held pursuant thereto are in good standing under the laws of the Relevant Jurisdictions. All Material Project Documents pursuant to which any Credit Party derives the interests thereof in such property and assets are in good standing and there has been no material default thereunder and all Taxes required to be paid with respect to such properties and assets to the date hereof have been paid, except where such Taxes are being disputed in good faith and with respect to which adequate reserves have been provided on the books of the relevant Credit Party. No Project nor any part of any Project is subject to any right of first refusal, or purchase or acquisition right;

(jj)

each Credit Party owns or has the right to use under license, sub-license or otherwise all material intellectual property used by it in its business, including copyrights, industrial designs, trade-marks, trade secrets, know-how and proprietary rights, free and clear of any and all encumbrances, other than Permitted Encumbrances;

(kk)

the operations of each Credit Party are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, including without limitation the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”), (collectively, the “Money Laundering Laws”) and no action, suit, sanction or proceeding by or before any court or Governmental Authority, agency or body or any arbitrator involving any Credit Party with respect to the Money Laundering Laws is pending, or to the best of the Borrower’s knowledge, threatened;

(ll)

no Credit Party or ERISA Affiliate has failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Security Interest or the posting of a bond or other security under ERISA or the Code, or incurred any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA) that has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(mm)

no Pension Plan is “at risk” or has been “at risk” for the preceding four years and no Multiemployer Plan is in “endangered status” or “critical status,” as determined under Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, and no Credit Party or ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause any Pension Plan to become “at risk” or any Multiemployer Plan to be in “endangered status” or “critical status;”

(nn)

each Plan which is intended to be a qualified Plan under Section 401(a) of the Code has received a current favorable determination letter from the IRS to the effect that the form of such Plan, as currently in effect, is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, an application for such a letter is currently being processed by the IRS, or the remedial amendment period for applying for any such determination letter has not yet expired or such letter has been issued to the prototype sponsor of the Plan. To the best knowledge of the Credit Party and its ERISA Affiliates, nothing has occurred that would prevent or cause the loss of such tax-qualified status;

(oo)

there has been no prohibited transaction (as that term is defined in Section 4975 of the Code) or any breach of the responsibilities, obligations or duties imposed by ERISA with respect to any Pension Plan or Multiemployer Plan that has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(pp)	no Credit Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA;

(qq)

no Pension Plan has been terminated by the plan administrator thereof, the plan sponsor thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan;

(rr)

no ERISA Event has occurred with respect to any Pension Plan or Multiemployer Plan. Each Plan has been maintained, operated, and administered in material compliance with its terms and any related documents or agreements and in material compliance with the applicable provisions of ERISA, the Code and all Applicable Laws. Each Credit Party and each ERISA Affiliate is in compliance with ERISA with respect to each Pension Plan in all material respects. Each Credit Party and ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, (ii) no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained with respect to any Pension Plan, and (iii) the current value of the accumulated benefit obligation of each Pension Plan does not exceed the current value of the assets of such Pension Plan available for the payment of such benefits by more than US$100,000. Neither a Credit Party nor any ERISA Affiliate has incurred any Liability with respect to any Plan for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and neither the Credit Party nor any ERISA Affiliate is aware of any facts which could give rise to any such Liability. Neither a Credit Party nor any ERISA Affiliate maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or other Applicable Law;

(ss)

except for contracts disclosed in the Disclosure Record and in effect on the date hereof and contracts hereafter disclosed in writing to the Agent (with respect to all of which contracts the Borrower represents that it or the applicable Credit Party is or will be, as applicable, receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and is not having deliveries curtailed substantially below the subject property’s delivery capacity), no material agreements exist for the sale of production from the Credit Parties’ mineral leases (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date thereof, which agreements are not cancelable on 60 days’ notice or less without penalty or detriment;

(tt)

the Borrower and its Subsidiaries are not currently engaging in, and in the last five years have not engaged in, conduct that violates any laws and regulations administered by (i) OFAC pertaining to economic and trade sanctions; (ii) the Bureau of Industry and Security of the Department of Commerce or the Directorate of Defense Trade Controls of the United States Department of State pertaining to export controls; (iii) the United States Department of Commerce or the IRS pertaining to anti-boycott; (iv) the Bureau of Customs and Border Protection of the United States Department of Homeland Security pertaining to importations; or (v) the Census Bureau of the United States Department of Commerce pertaining to export and import reporting (such laws and regulations, collectively, the “International Trade Laws”);

(uu)

Equinox Exploration Holding Corp. does not (i) engage in any business activities or conduct any operations, other than maintaining its corporate existence, (ii) own any assets, (iii) have any Subsidiaries, or (iv) have or incur any liabilities; and

(vv)

to the best of the Credit Parties’ knowledge, the estimated amount required for the Shootaring Canyon Mill Surety Bond which is contained in the April 17, 2023 report from Engineering Analytics, Inc. reflects the total liability of the Credit Parties for the reclamation costs relating to the Shootaring Canyon uranium mill site.

6.2	Representations and Warranties of the Agent and Lenders

Each of the Lenders and the Agent, as applicable, hereby represents and warrants to the Borrower as of the date hereof, and as of the date of the Advance, that:

(a)

each of the Lenders and the Agent has been duly incorporated and organized under the laws of its jurisdiction of incorporation and is validly existing and is current and up-to-date with all material filings, consents and authorizations in all cases required to be made, obtained and maintained, under the laws of its jurisdiction of incorporation and in all other applicable jurisdictions where such filings, consents and authorizations are required under Applicable Law, and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(b)

each of the Lenders and the Agent has full power and authority to enter into each of the Facility Documents to which it is party and to do all acts and things and execute and deliver all documents as are required hereunder or thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof and when entered into, the Facility Documents to which it is party will create valid and legally binding obligations of the Lenders and the Agent enforceable against the Lenders and the Agent in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c)

each of the Lenders and the Agent has taken all corporate steps necessary to duly authorize all matters in connection with this Agreement, including, without limitation, the execution and delivery of the Facility Documents to which it is party and such other agreements and instruments as contemplated herein and which are relevant to such Lender and the Agent;

(d)	each of the Lenders understands and acknowledges there are risks associated with an investment in the Securities, being speculative investments involving a substantial degree of risk;

(e)

each of the Lenders understands and acknowledges there are restrictions on such Lender’s ability to trade the Securities and it is the responsibility of such Lender to find out what those restrictions are and to comply with them before trading any of the Securities;

(f)

each of the Lenders is capable by reason of knowledge and experience in financial and business matters in general, and investments in particular, of assessing and evaluating the merits and risks of an investment in the Securities, and is and will be able to bear the economic loss of its entire investment of the Securities and can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment; and

(g)

each of the Lenders (or their respective nominee) is a person described in section 2.3 of National Instrument 45-106 –Prospectus Exemptions by virtue of being an “accredited investor” as defined in National Instrument 45-106 –Prospectus Exemptions, and provided that it is not a person that is or has been created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in National Instrument 45-106 –Prospectus Exemptions.

6.3	Reliance and Repetition

The Borrower acknowledges that the Agent and the Lenders are relying upon the representations and warranties in this Article 6 in making the Facility available to the Borrower and that such representations and warranties shall be deemed to be restated in every respect effective on the date each Advance is made.

6.4	Survival and Inclusion

The representations and warranties in this Article 6 will survive until this Agreement has been terminated.

6.5	Consent to Disclosure of Certain Information

Each of the Lenders acknowledges and consents to the release by the Borrower of information regarding such Lender’s participation in the transactions contemplated hereby including its name, address, telephone number, e-mail address and the number of Securities acquired, if required to comply with Applicable Securities Legislation, and waives to the extent lawful, its rights under any privacy legislation. Without limiting the generality of the foregoing, each of the Lenders, to the extent resident in or otherwise subject to the securities laws of the Province of British Columbia or the Province of Alberta acknowledges that it has been notified by the Borrower:

(a)	of the delivery of personal information to the British Columbia Securities Commission and the Alberta Securities Commission;

(b)

that personal information is being collected indirectly by the British Columbia Securities Commission and Alberta Securities Commission under the authority granted to each in Applicable Securities Legislation;

(c)	that personal information is being collected for the purposes of the administration and enforcement of the securities legislation in British Columbia and Alberta;

(d)

that such Lender can contact: (i) the Manager, Financial and Insider Reporting at the British Columbia Securities Commission at P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, BC V7Y 1L2, or by telephone at (604) 899- 6730 or (ii) FOIP Coordinator at the Alberta Securities Commission at Suite 600, 250 – 5th Street SW Calgary, Alberta T2P 0R4 or by telephone at (403-297-6454) for information regarding the collection and use of personal information by the British Columbia Securities Commission; and

(e)

that such Lender, and any beneficial purchaser for whom it is contracting hereunder, hereby authorizes the indirect collection of personal information by the British Columbia Securities Commission and the Alberta Securities Commission.

ARTICLE 7

COVENANTS OF THE CREDIT PARTIES

7.1	Positive Covenants

While any Facility Indebtedness is outstanding or the Facility remains available to the Borrower, each Credit Party will:

(a)	duly and punctually pay or cause to be paid to the Agent and the Lenders all amounts payable hereunder, on the dates, at the places, in the currency and in the manner mentioned herein;

(b)

provide to the Agent (with sufficient copies for the Lenders) quarterly financial reports and such other summaries as may be requested by the Agent from time to time, which reports will include the balance sheet, income statement, statement of aged trade payables, and costs incurred, together with any other reports that the Agent may require from time to time, all in form and substance satisfactory to the Agent, in its reasonable discretion, provided that public disclosure of such reports shall constitute compliance with this covenant;

(c)	permit the Agent to directly contact and communicate during regular business hours with any and all officers of the Borrower from time to time by letter, telephone, email or in person;

(d)

timely file all documents that must be publicly filed or sent to its shareholders pursuant to Applicable Securities Legislation within the time prescribed by such Applicable Securities Legislation and will make such documents available on the System for Electronic Document Analysis and Retrieval+ within such prescribed time period, and in the event that the Borrower is not at any time subject to Applicable Securities Legislation, the Borrower will continue to provide to the Agent (with sufficient copies for the Lenders): (i) within 90 days after the end of each fiscal year, copies of its audited annual financial statements, (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, interim financial statements which shall, at a minimum, contain such information required to be provided in interim financial reports by a “reporting issuer” (as such term is defined in such Applicable Securities Legislation) under the Applicable Securities Legislation, together with all such operational and other reports as the Agent (in accordance with the instructions of the Lenders) may require from time to time. Each of the reports referred to in the foregoing sentence will be prepared in accordance with disclosure requirements of Applicable Securities Legislation and IFRS as applicable;

(e)

take all reasonable steps and actions as may be required: (i) to maintain the listing and posting for trading of the Common Shares on the Exchange, provided that the Borrower may move its listing to any other stock exchange or market as is acceptable to the Agent (in accordance with the instructions of the Lenders, acting reasonably); and (ii) to maintain its status as a “reporting issuer”, or the equivalent thereof in compliance with the requirements of the Applicable Securities Legislation;

(f)

comply with all Applicable Securities Legislation, including, but not limited to, obtaining the approvals of the Exchange, as required, in respect of the listing thereof; and forthwith after the issuance of the Securities, the Borrower will file such forms and documents as may be required under Applicable Securities Legislation;

(g)	continue to comply, in all material respects, with continuous disclosure obligations under Applicable Securities Legislation;

(h)

promptly notify the Agent in writing upon becoming aware of: (i) any Default or Event of Default, (ii) any material suit, proceeding or governmental investigation pending or, to the Borrower’s knowledge, threatened in writing or any notification of any challenge to the validity of any Authorization, relating to the Borrower, any Guarantor, any Project or any part of any Project or any of the Secured Assets or any of the Credit Parties’ other material assets, (iii) any force majeure event under any document relating to any Project or any part of any Project or any of the Secured Assets or any of the Credit Parties’ other material assets, (iv) any suit, proceeding, demand, claim or governmental investigation or communication pending or, to the Borrower’s knowledge, threatened, relating to any Project or any part of any Project, and (v) any notice of default received in respect of any Material Project Document; and

(i)

take all reasonable steps and actions as may be required to maintain its corporate existence, obtain and maintain all material Authorizations required or necessary in connection with its business, the Projects and each material part of each Project and the Secured Assets, and carry on and conduct its business in a reasonably proper and efficient manner;

(j)

keep or cause to be kept proper books of account and make or cause to be made therein true and complete entries of all of its dealings and transactions in relation to its business in accordance with IFRS, and at all reasonable times will furnish or cause to be furnished to the Agent or its duly authorized agent or attorney such information relating to its operations as the Agent (in accordance with the instructions of the Lenders) may request and such books of account shall be open for inspection by the Agent or such agent or attorney upon reasonable request during business hours and upon reasonable prior notice;

(k)	use the proceeds of the Facility only for the purposes set out in Section 2.4;

(l)

ensure that each of the Security Documents to which it is a party will at all times constitute valid and perfected first ranking security on all the Secured Assets, subject only to Permitted Encumbrances, and at all times take all actions necessary or reasonably requested to create, perfect and maintain the Security Interests granted pursuant to the Security Documents as perfected first ranking security over the Secured Assets, subject only to Permitted Encumbrances;

(m)	duly and punctually perform and carry out all of the covenants and acts or things to be done by it as provided in this Agreement and each of the other Facility Documents;

(n)

obtain, maintain and, as required, timely renew all required material governmental Authorizations and third party approvals and consents for development and operation of each of the Projects and each part of each Project (as may be required for the then current state of development or operation of each Project), including but not limited to all Authorizations required under applicable Environmental Laws;

(o)	comply in all material respects with all Applicable Law, including Environmental Laws and Applicable Securities Legislation;

(p)

ensure that, at all times, the Credit Parties hold all present and after-acquired personal property now or hereafter located at, on or about any of the Projects or any part of any Project or now or hereafter used or acquired for use primarily in connection with, primarily related to, or produced from any of the Projects or any part of any Project or any business or operations thereat, and all proceeds thereof, except for (x) certain equipment currently owned or leased by the Credit Parties which is specifically described in a schedule to one of the Security Documents executed by the Borrower, and (y) certain other equipment now or hereafter held by the Borrower which has a fair market value not exceeding [***];

(q)	maintain or cause to be maintained the Secured Assets in good condition in accordance with industry standards, ordinary wear and tear excepted;

(r)

pay and discharge or cause to be paid and discharged, promptly when due, all Taxes imposed upon it or in respect of any of its assets or upon the income or profits therefrom as well as all claims of any kind (including claims for labour, materials, supplies and rent) which, if unpaid, might become a lien thereupon; provided however, that it shall not be required to pay or cause to be paid any such Tax or claim if the amount, applicability or validity thereof shall concurrently be contested in good faith by appropriate proceedings diligently conducted with appropriate reserves in accordance with IFRS;

(s)

promptly pay or make provisions satisfactory to the Agent (in accordance with the instructions of the Lenders) for the payment of any additional amounts, including Taxes and charges which may be imposed on the Borrower or any Guarantor by the laws of Canada or the United States or any state, province, territory or other jurisdiction thereof (except income tax or security transfer tax, if any), which shall be payable with respect to the Facility;

(t)

cause all necessary and proper steps to be taken diligently to protect and defend the Secured Assets and the proceeds thereof against any material adverse claim or demand (other than Permitted Encumbrances), including without limitation, the employment or use of counsel for the prosecution or defence of litigation and the contest, settlement, release or discharge of any such claim or demand;

(u)

as may be required by the Agent (in accordance with the instructions of the Lenders) from time to time, execute and deliver such further and other documents and do all matters and things which are necessary to carry out the intention and provisions of this Agreement, all at the cost of the Credit Parties;

(v)	promptly provide to the Agent:

(i)

in the event a Credit Party or ERISA Affiliate gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

(ii)

in the event a Credit Party or ERISA Affiliate receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;

(iii)

in the event a Credit Party or ERISA Affiliate receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice;

(iv)	in the event a Credit Party or ERISA Affiliate applies for a waiver of the minimum funding standard under the Pension Funding Rules, a copy of such application;

(v)

in the event a Credit Party or ERISA Affiliate gives notice of intent to terminate any Plan under Section 4041(c) of ERISA or withdraw from any Plan pursuant to Section 4063 of ERISA, a copy of such notice and other information filed with the PBGC;

(vi)

upon the occurrence of any ERISA Event or in the event a Credit Party or ERISA Affiliate fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Security Interest or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Credit Party setting forth details as to such occurrence and action, if any, which the Credit Party or ERISA Affiliate is required or proposes to take; and

(vii)

in the event a Credit Party or ERISA Affiliate determines that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, a certification of funding status from the enrolled actuary for the Pension Plan;

(w)

without limiting the generality of Section 7.1(l) or the provisions of any Security Document to which any Credit Party is, from time to time, party, deliver such further security documents as the Agent may from time to time reasonably request with respect to any of the Secured Assets;

(x)	the Borrower and its Subsidiaries will at all times comply with all International Trade Laws in all respects;

(y)

the Credit Parties, on a consolidated basis, shall at all times during the term of this Agreement, maintain minimum working capital of [***], calculated as (i) the sum of cash on hand and trade receivables outstanding for less than 30 days, less (ii) trade payables, and the Borrower shall provide the Agent with evidence thereof upon written request;

(z)	in connection with the Shootaring Canyon Mill Surety Bond, the applicable Credit Parties shall:

(i)

inform the Agent immediately of any change to the estimated reclamation costs related to the Shootaring Canyon uranium mill site, or the requisite value of the Shootaring Canyon Mill Surety Bond, or of the receipt of any notice from Utah Division of WM & Radiation Control in connection with the Shootaring Canyon Mill Surety Bond;

(ii)

ensure that the Shootaring Canyon Mill Surety Bond remains in effect and in good standing and meets all requirements of the Utah Division of WM & Radiation Control and all Applicable Laws, and inform the Agent immediately of any breach of the terms of the general agreement of indemnity, or any other agreement, between any Shootaring Surety and a Credit Party;

(iii)	ensure that the deposit and security required by the Shootaring Surety has been provided by the applicable Credit Parties and is in good standing; and

(iv)	pay all indebtedness and liabilities required to be paid by such Credit Parties to the Shootaring Surety when due, including all premiums; and

(aa)	promptly notify the Agent of any event of default under any agreement for Indebtedness with an outstanding principal amount greater than [***].

7.2	Negative Covenants

Each Credit Party hereby covenants and agrees with the Agent and the Lenders that, except with the prior written consent of the Agent, it will not:

(a)	directly or indirectly issue, incur, assume or otherwise become liable for or in respect of any Indebtedness other than Permitted Indebtedness;

(b)

directly or indirectly create, incur, assume, permit or suffer to exist any Security Interest or other encumbrances whatsoever against any of its properties or assets other than Permitted Encumbrances;

(c)

convey, sell, lease, assign, transfer or otherwise dispose of any Secured Assets outside of the ordinary course of business without the prior written consent of the Agent, except that it may, without the Agent’s consent, dispose of any obsolete or surplus equipment, vehicles and other assets, provided that the fair market value of such obsolete or surplus equipment, vehicles and other assets, when aggregated with the fair market value of all other Secured Assets conveyed sold, leased, assigned, transferred or otherwise disposed of outside of the ordinary course of business since the date of this Agreement, does not exceed an aggregate of [***] for the Credit Parties taken as a whole;

(d)

allow any Secured Assets to be located outside of the Province of British Columbia or the States of Arizona, South Dakota, Colorado, New Mexico, Utah and Wyoming, or Secured Assets which are goods in transit or otherwise ordinarily used in more than one jurisdiction and excluding certificates representing shares in the Subsidiaries pledged by the Borrower in favour of the Agent, which may be held by the Agent outside of the jurisdictions listed in this paragraph;

(e)

enter into any scheme for the reconstruction or reorganization of such Credit Party or for the consolidation, amalgamation, merger or similar transaction of it with or into any other Person without the prior written consent of the Agent;

(f)	take any corporate action to effect a share consolidation or stock split, without the prior written consent of the Agent;

(g)

make any prepayment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value (except for any scheduled final maturity payment, scheduled repayment or scheduled sinking fund payment or other mandatory payment, in each case when due) any Indebtedness other than (unless otherwise restricted by this Agreement or any subordination, postponement or intercreditor agreement to which the Agent or Lenders are party with respect to the Credit Parties) any Permitted Indebtedness;

(h)

purchase, redeem, retire or otherwise acquire for cash any securities (equity or other), or purchase or otherwise acquire all or substantially all of the assets of any other Person (other than a Credit Party) or of a division or unit of any such Person without the prior written consent of the Agent (in accordance with the instructions of the Lenders);

(i)

have outstanding or make any loan or advance to, or have or make any Investment in, any other Person, except Permitted Investments, or suffer to exist any such loan, advance or Investment, or any obligation to make such loan, advance or Investment, except (i) the Facility, (ii) loans between the Borrower and its Subsidiaries and (iii) Permitted Investments;

(j)

make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (an “Affiliate Transaction”), other than;

(i)

an Affiliate Transaction on terms that are no less favourable than those that would have been obtained in a comparable arm’s-length transaction with a Person who is not a “related person”, as such term is defined in the Bankruptcy and Insolvency Act (Canada);

(ii)	any payments by a Subsidiary to the Borrower; and

(iii)	any Affiliate Transaction between any Credit Parties;

(k)	make any payments to management or employees that is inconsistent with historical practices with respect to compensation or existing contractual obligations;

(l)	make any material amendment to any of its Constating Documents;

(m)	change its name, its fiscal year or its jurisdiction of formation or incorporation, as applicable, without first providing fifteen (15) Business Days notice to the Agent;

(n)	declare or provide for any dividends, distributions or other payments based on share capital;

(o)	make any disbursements with respect to Indebtedness that is not Permitted Indebtedness;

(p)

make any material payments to shareholders (or members or partners), affiliates or executives other than, for avoidance of doubt, any Credit Party, other than commercially reasonable salaries, consulting fees and employment bonuses that are consistent with past company practices, without the prior written consent of the Agent;

(q)	guarantee the obligations of any other Person, directly or indirectly, other than obligations of the Credit Parties permitted by this Agreement;

(r)	enter into or become party or subject to any dissolution, winding-up, reorganization or similar transaction or proceeding;

(s)

engage in the conduct of any business other than the business of the Credit Parties as existing on the date of this Agreement or in businesses reasonably related thereto on a basis consistent with the conduct of such business as conducted on the date of this Agreement;

(t)	establish, participate in, or incur any additional obligation in respect of, a Plan;

(u)	incur any obligation to contribute to any Multiemployer Plan;

(v)

maintain, administer, contribute or have any liability in respect of any Canadian Pension Plan (including Canadian Defined Benefit Plan) or acquire an interest in any Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of, any Canadian Pension Plan or Canadian Defined Benefit Plan; or

(w)

allow Equinox Exploration Holding Corp. to (i) engage in any business activities or conduct any operations, other than maintaining its corporate existence, (ii) own any assets, (iii) have any Subsidiaries, or (iv) have or incur any liabilities.

7.3	Reimbursement of Expenses

The Borrower will pay for the Agent’s reasonable and documented out-of-pocket legal fees (on a solicitor and own client basis) and all other reasonable and documented out-of-pocket costs, charges and expenses (including all due diligence expenses) of and incidental to the preparation, execution and completion of this Agreement and all other Facility Documents, all as may be reasonably required by the Agent, to complete this transaction (and regardless of whether the Advance is made), and will also pay for the reasonable expenses of the Agent (previously paid by the Lenders). The Borrower further covenants and agrees to pay all of the Agent’s and the Lenders’ reasonable and document out-of-pocket legal fees (on a solicitor and own client basis) and all other costs, charges and expenses of and incidental to the recovery of all amounts owing hereunder and under the other Facility Documents and to otherwise enforce the Agent’s and the Lenders’ rights and to collect all amounts due and to realize on the collateral under the Facility Documents, including but not limited to the enforcement of the Security Documents granted hereunder or which otherwise secures repayment of the Facility. All amounts will be payable upon presentment of an invoice. If not paid within 30 days of presentment of an invoice, such amounts will be added to and form part of the principal amount of the Facility and shall accrue interest from the date of presentment of the invoice as if it had been advanced by the Lenders (according to their Pro Rata Shares) to the Borrower hereunder on such date. The Borrower has deposited with the Agent a retainer of C$40,000. All such retainer monies will be refundable if and to the extent not required to pay the amounts payable pursuant to the first sentence of this Section 7.3.

7.4	Agent May Perform Covenants

If the Borrower or any other Credit Party shall fail to perform any of its respective covenants contained in this Agreement or any of the other Facility Documents, the Agent, upon becoming aware of such failure, may (in accordance with the instructions of the Lenders), but need not, itself perform any of such covenants capable of being performed by it, but is under no obligation to do so. All reasonable sums so required to be paid by the Agent in connection with the Agent’s performance of any covenant will be added to and form part of the principal amount of the Facility and shall accrue interest from the date so paid by the Agent as if the same had been advanced by the Lenders (in their respective Pro Rata Shares) to the Borrower hereunder on such date. No such performance by the Agent of any such covenant or payment or expenditure by the Borrower of any sums advanced or borrowed by the Agent pursuant to the foregoing provisions shall be deemed to relieve the Borrower from any default hereunder or its continuing obligations hereunder.

ARTICLE 8

DEFAULT AND ENFORCEMENT

8.1	Events of Default

The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)	if the Borrower defaults in payment of any amount payable hereunder, and such default continues for a period of two (2) Business Days;

(b)

if the Borrower or any Guarantor defaults in observing or performing any covenant or condition of this Agreement or any other Facility Document on its part to be observed or performed (other than a covenant or condition whose breach or default in performance is specifically dealt with elsewhere in this Section 8.1) and, with respect to such covenants or conditions which are capable of rectification, if such default continues for a period of twenty (20) days after notice in writing has been given to the Borrower by the Agent specifying such default and requiring the Borrower to rectify the same;

(c)

if any one or more of the Facility Documents ceases to be in full force and effect or if any Security Document ceases to constitute a valid and perfected first priority perfected Security Interest (subject only to Permitted Encumbrances) upon all the Secured Assets it purports to charge or encumber, in favour of the Agent;

(d)

any act of expropriation, nationalization or other similar event or circumstance affecting any of the Secured Assets that (in the reasonable opinion of the Agent) results in or could reasonably be expected to result in a Material Adverse Effect;

(e)

in connection with the Shootaring Canyon Mill Surety Bond, (i) the issuance of any notice of default deficiency, or termination, demand for payment, threat of litigation, suit, writ, judgment or any other form of notice claim or demand, that results in or could reasonably be expected to result in a Material Adverse Effect is issued, or (ii) failure to maintain the Shootaring Canyon Mill Surety Bond in good standing or to materially comply with the Credit Parties’ obligations to the Shootaring Surety in connection therewith;

(f)

the institution by the Borrower or any Guarantor of proceedings to be adjudicated a bankrupt or insolvent or any similar proceedings or the consent by it to the institution of bankruptcy or insolvency proceedings or any similar proceedings against it or the filing by it of a petition or answer or consent seeking liquidation, reorganization or relief under any applicable federal, provincial or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the consent by it to the filing of any such petition or to the appointment under any such law of a receiver, receiver-manager, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Guarantor or of all or substantially all of its property (unless the same is being contested actively and diligently in good faith by appropriate and timely proceedings and is dismissed, vacated or permanently stayed within thirty (30) days), or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or anything analogous in a Relevant Jurisdiction;

(g)

the entry of a decree or order by a court having jurisdiction adjudging the Borrower or any Guarantor a bankrupt or insolvent or approving as properly filed an application or a petition seeking liquidation, reorganization, arrangement or adjustment of or in respect of the Borrower or any Guarantor under any Applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or appointing under any such law a receiver, receiver-manager, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Guarantor or of all or substantially all of its property, or ordering pursuant to any such law the winding-up or liquidation of its affairs, and the continuance of any such decree or order unvacated and unstayed and in effect for a period of 30 consecutive days or anything analogous in a Relevant Jurisdiction;

(h)

any proceedings are commenced for the bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution or any similar proceedings of the Borrower or any Guarantor or any decree, order or approval for such bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution is issued or entered, unless the Borrower or such Guarantor in good faith actively and diligently contests such proceedings, decree, order or approval, resulting in a dismissal or stay thereof within 30 days of commencement or anything analogous in a Relevant Jurisdiction;

(i)	a resolution is passed for the winding-up, dissolution or liquidation of the Borrower or any Guarantor or any of the same occurs;

(j)

this Agreement or any other Facility Document shall for any reason, or is claimed by the Borrower or any Guarantor to, cease in whole or in any part to be a legal, valid, binding and enforceable obligation of the Borrower or such Guarantor;

(k)

the Borrower or any Guarantor defaults on any of its Indebtedness with a principal amount greater than [***], the effect of which is to accelerate such Indebtedness, or to cause such Indebtedness to be declared to be due and payable prior to its stated maturity;

(l)

any representation or warranty given by the Borrower or any Guarantor in this Agreement or any other Facility Document shall prove to be incorrect or misleading in any material respect as at the date on which it was made and, if the circumstances giving rise to the incorrect or misleading misrepresentation or warranty are capable of modification or rectification (such that, thereafter the representation or warranty would be correct and not misleading), the representation or warranty remains incorrect or misleading at the end of a period of 30 days from the date the Borrower or such Guarantor becomes aware of such incorrect or misleading misrepresentation;

(m)	the occurrence or existence of any event or circumstance which has or could reasonably be expected to have a Material Adverse Effect (in the reasonable opinion of the Agent);

(n)

any destruction or abandonment of any of the Projects or any material part of any Project which destruction or abandonment causes any material reduction in the valuation thereof or material delay of its development or the achievement of commercial production, other than the relinquishment or abandonment of a part of a Project to the extent required by Applicable Law;

(o)

one or more final judgments or decrees for the payment of money in excess of [***], are rendered against the Credit Parties or any of them by a court of competent jurisdiction, and the same is not paid in full when due;

(p)

any Credit Party or ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of [***] which it shall have become liable to pay under Title IV of ERISA; notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of [***] shall be filed under Title IV of ERISA by any Credit Party or ERISA Affiliate, any plan administrator or any combination of the foregoing; the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Liabilities in excess of [***]; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan or Plans having aggregate Unfunded Liabilities in excess of [***] must be terminated; any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; there occurs a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans, which could cause one or more Credit Party or ERISA Affiliate to incur a current payment; any ERISA Event occurs with respect to any Pension Plan or any Multiemployer Plan and the then current value of the accumulated benefit obligation of such Pension Plan or Multiemployer Plan exceeds the then current value of the assets of such Pension Plan or Multiemployer Plan available for the payment of such benefit liabilities by more than [***] (or in the case of an ERISA Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount); or

(q)

(i) any Authorization required under Environmental Laws which is a Material Project Document has been terminated or surrendered by any Credit Party, or (ii) any Authorization required under Environmental Laws which is a Material Project Document is either (1) terminated, voided, vacated, rejected or otherwise invalidated by any Governmental Authority or (2) to the extent that such action would have a Material Adverse Effect, is modified, limited, or partially terminated, voided, vacated, rejected or otherwise invalidated by any Governmental Authority, and any such terminating, voiding, vacating, rejecting, invalidating, modifying, or limiting in the case of either (1) or (2) is either (i) not subject to any further appeal on terms that would allow the Credit Parties to continue to operate any of the Projects or relevant part of any Project pending appeal, according to the terms of the Authorization as issued or (ii) the Credit Parties fail to preserve and pursue any such appeal.

8.2	Acceleration on Event of Default

If any Event of Default shall occur and be continuing, the Agent (in accordance with the instructions of the Lenders) may (i) by notice (a “Default Notice”) to the Borrower, (A) declare the Lenders’ commitments to advance any unadvanced portion of the Facility to be terminated, whereupon the same shall forthwith terminate, and (B) declare the entire unpaid principal amount of the Facility, all interest accrued and unpaid thereon and all other fees, charges and costs hereunder to be forthwith due and payable, whereupon the Facility, all such accrued interest and all other fees, charges and costs hereunder shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada), or any substantially similar legislation under the laws of the United States (including, without limitation, the United States Bankruptcy Code), providing for any form of creditor protection, the result of which would otherwise occur only upon giving of notice by the Agent to the Borrower under this Section 8.2, shall occur automatically without the giving of any such notice; and (ii) whether or not the actions referred to in paragraph (i) have been taken, (Y) exercise any or all of the Agent’s rights and remedies under the Security Documents, and (Z) proceed to enforce all other rights and remedies available to the Agent under this Agreement, the other Facility Documents and Applicable Law; provided, further, however, for the avoidance of doubt, no Default Notice is required in order for the Agent to take any action described herein if the Event of Default arises out of any of the events described in paragraphs 8.1(f), (g), (h) or (i).

8.3	Waiver of Default

If a Default or an Event of Default shall have occurred, the Agent (in accordance with the instructions of the Lenders), so long as it has not become bound to institute any proceedings hereunder, shall have the power to waive any such Default or Event of Default hereunder if, in the opinion of the Lenders, the same shall have been cured or adequate provision made therefor, upon such terms and conditions as the Lenders may consider advisable, provided that no delay or omission of the Agent (or of the Lenders to provide instructions with respect to the same) to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or acquiescence therein and provided further that no act or omission of the Agent (or of the Lenders) shall extend to or be taken in any manner whatsoever to affect any subsequent Default or Event of Default hereunder or the rights resulting therefrom.

8.4	Enforcement by the Agent

If an Event of Default shall have occurred, and while it is continuing:

(a)

the Agent may (in accordance with the instructions of the Lenders) proceed to enforce, and to instruct any other Person to enforce, the rights of the Agent and the Lenders by any action, suit, remedy or proceeding authorized or permitted by this Agreement or any of the other Facility Documents or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Agent and the Lenders proven in any bankruptcy, insolvency, winding-up or other judicial proceedings relating to the Borrower and the other Credit Parties; and

(b)

no such remedy for the enforcement of the rights of the Agent and the Lenders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

8.5	Set-Off

In addition to any rights now or hereafter granted under Applicable Law, and not by way of limitation of any such rights, the Agent and each Lender is authorized, at any time that an Event of Default has occurred and is continuing without notice to the Credit Parties or to any other Person, any such notice being expressly waived by the Credit Parties, to set off, appropriate and apply any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by or owing by the Agent or such Lender, as the case may be, to or for the credit of or the account of any of the Credit Parties against and on account of the obligations and liabilities of the Borrower which are due and payable to the Agent or such Lender, as the case may be, under the Facility Documents.

8.6	Agent Appointed Attorney

To the extent permitted by Applicable Law, each Credit Party irrevocably appoints the Agent to be the attorney of such Credit Party in the name and on behalf of such Credit Party to execute any instruments and do any things which such Credit Party ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Agreement and generally to use the name of such Credit Party in the exercise of all or any of the powers hereby conferred on the Agent with full powers of substitution and revocation. Such power of attorney, being coupled with an interest, is irrevocable.

8.7	Remedies Cumulative

No remedy herein conferred upon or reserved to Agent or the Lenders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any other Facility Document or now or hereafter existing by law or by statute.

ARTICLE 9

AGENT

9.1	Appointment and Authorization of Agent

Each Lender hereby appoints and authorizes, and hereby agrees that it will require any assignee of any of its interests in the Facility Documents (other than the holder of a participation in its interests herein or therein) to appoint and authorize, the Agent to take such actions as agent on its behalf and to exercise such powers under the Facility Documents as are delegated to the Agent by such Lender by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any of the Lenders for any action taken or omitted to be taken by it or them hereunder or thereunder or in connection herewith or therewith, except for its own gross negligence or willful misconduct and each Lender hereby acknowledges that the Agent is entering into the provisions of this Section 9.1 on its own behalf and as agent and trustee for its directors, officers, employees and agents. The Agent holds each Security Document for the benefit of each Lender from time to time.

9.2	Interest Holders

The Agent may treat each Lender set forth in Schedule A hereto or the Person designated in the last notice delivered to it under Article 10 as the holder of all of the interests of such Lender under the Facility Documents.

9.3	Consultations with Counsel

The Agent may consult with Lenders’ Counsel and shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of such counsel.

9.4	Documents

The Agent shall not be under any duty to the Lenders to examine, enquire into or pass upon the validity, effectiveness or genuineness of the Facility Documents or any instrument, document or communication furnished pursuant to or in connection with the Facility Documents and the Agent shall, as regards the Lenders, be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

9.5	Responsibility of Agent

The duties and obligations of the Agent to the Lenders under the Facility Documents are only those expressly set forth herein. The Agent shall not have any duty to the Lenders to investigate whether a Default or an Event of Default has occurred. The Agent shall, as regards the Lenders, be entitled to assume that no Default or Event of Default has occurred and is continuing unless the Agent has actual knowledge or has been notified by a Credit Party of such fact or has been notified by a Lender that such Lender considers that a Default or Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

9.6	Action by Agent

The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it on behalf of the Lenders by and under this Agreement; provided, however, that the Agent shall not exercise any rights under Section 8.2 or under any guarantee or other Security Documents or expressed to be on behalf of or with the consent or approval of or in accordance with the instructions of the Lenders without the request, consent or instructions of the Lenders. Furthermore, any rights of the Agent expressed to be on behalf of or with the consent or approval of or in accordance with the instructions of the Lenders shall be exercised by the Agent upon the request or instructions of the Lenders. The Agent shall incur no liability to the Lenders under or in respect of any of the Facility Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting or refraining from acting under any of the Facility Documents in accordance with the instructions of the Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. In respect of any notice by or action taken by the Agent hereunder, no Credit Party shall at any time be obliged to enquire as to the right or authority of the Agent to so notify or act.

9.7	Notice of Events of Default

In the event that the Agent shall acquire actual knowledge or shall have been notified of any Default or Event of Default, the Agent shall promptly notify the Lenders and shall take such action and assert such rights under Section 8.2 of this Agreement and under the other Facility Documents as the Lenders shall request in writing and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Lenders shall fail for five Business Days after receipt of the notice of any Default or Event of Default to request the Agent to take such action or to assert such rights under any of the Facility Documents in respect of such Default or Event of Default, the Agent may, but shall not be required to, and subject to subsequent specific instructions from the Lenders, take such action or assert such rights (other than rights under Section 8.2 of this Agreement or under the other Facility Documents and other than giving an express waiver of any Default or any Event of Default) as it deems in its discretion to be advisable for the protection of the Lenders except that, if the Lenders have instructed the Agent not to take such action or assert such rights, in no event shall the Agent act contrary to such instructions unless required by law to do so.

9.8	Responsibility Disclaimed

The Agent shall be under no liability or responsibility whatsoever as agent hereunder:

(a)

to any Credit Party or any other Person as a consequence of any failure or delay in the performance by, or any breach by, any Lender or Lenders of any of its or their obligations under any of the Facility Documents;

(b)	to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Credit Party of any of its obligations under any of the Facility Documents; or

(c)

to any Lender or Lenders for any statements, representations or warranties in any of the Facility Documents or in any other documents contemplated hereby or thereby or in any other information provided pursuant to any of the Facility Documents or any other documents contemplated hereby or thereby or for the validity, effectiveness, enforceability or sufficiency of any of the Facility Documents or any other document contemplated hereby or thereby.

9.9	Indemnification

The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Credit Parties), pro rata based on their respective Exposures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any of the Facility Documents or any other document contemplated hereby or thereby or any action taken or omitted by the Agent under any of the Facility Documents or any document contemplated hereby or thereby, except that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent.

9.10	Credit Decisions

Each Lender represents and warrants to the Agent that:

(a)

in making its decision to enter into this Agreement and to make its Pro Rata Share of the Facility available to the Borrower, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Credit Parties and that it has made an independent credit judgment without reliance upon any information furnished by the Agent; and

(b)	so long as any portion of the Facility is being utilized by the Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of the Credit Parties.

9.11	Successor Agent

Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving 30 days written notice thereof to the Borrower and the Lenders. Upon any such resignation, the Lenders, with the prior written consent of the Borrower (which consent shall not be required (a) if the successor Agent is an Affiliate or Subsidiary of the Agent on the date hereof or (b) for so long as an Event of Default has occurred and is continuing), shall have the right to appoint a successor Agent who shall be one of the Lenders unless none of the Lenders wishes to accept such appointment. If no successor Agent shall have been so appointed and shall have accepted such appointment by the time of such resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent (in its capacity as Agent but not in its capacity as a Lender) and the retiring Agent shall be discharged from its duties and obligations hereunder (in its capacity as Agent but not in its capacity as a Lender). After any retiring Agent’s resignation hereunder as the Agent, provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

9.12	Delegation by Agent

The Agent shall have the right to delegate any of its duties or obligations hereunder as Agent to any Affiliate of the Agent so long as the Agent shall not thereby be relieved of such duties or obligations.

9.13	Waivers and Amendments

(a)

Subject to Sections 9.13(b) and (c), any term, covenant or condition of any of the Facility Documents may only be amended with the prior consent of the Credit Parties party thereto and the Lenders or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Agent with the consent of the Lenders and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation, so amended or waived (whether such amendment is executed or such consent or waiver is given before or after such failure), shall not be construed as a breach of such covenant, condition or obligation or as a Default or Event of Default.

(b)	With the prior written consent of all the Lenders (and not otherwise), any amendment of or waiver with respect to any provision of any Facility Document, as applicable, may act to:

(i)	increase the amount of the Facility;

(ii)	extend the Maturity Date;

(iii)

extend the time for the payment of interest on Advances or of standby fees, forgive any portion of principal thereof, reduce the stated rate of interest thereon or applicable standby fees or amend the requirement of pro rata application of all amounts received by the Agent in respect of the Facility;

(iv)	waive any conditions precedent;

(v)	reduce the stated amount or postpone the date for payment of fees or other amounts to be paid in respect of the Facility,

(vi)	permit any subordination of any of the Facility Indebtedness;

(vii)	release or discharge any guarantee or, except as otherwise permitted pursuant to Section 9.21, other Security Documents, in whole or in part; or

(viii)	alter the terms of this Section 9.13.

(c)	No amendment to or waiver of any provision hereof to the extent it affects the rights or obligations of the Agent shall be effective without the prior written consent of the Agent.

(d)	No amendment of this Agreement which would change the Individual Commitment of a Lender shall be effective without the prior written consent of such Lender.

9.14	Delegation by Agent Conclusive and Binding

Any determination to be made by the Agent on behalf of or with the approval of the Lenders in accordance with this Agreement shall be made by the Agent in good faith and, if so made, shall be binding on all parties, absent manifest error. The Credit Parties are entitled to assume that any action taken by the Agent under or in connection with any Facility Document has been appropriately authorized by the Lenders pursuant to the terms hereof.

9.15	Adjustments among Lenders after Acceleration

(a)

The Lenders agree that, at any time after all indebtedness of the Borrower to the Lenders pursuant hereto has become immediately due and payable pursuant to Section 8.2 or after the cancellation or termination of the Facility, they will at any time or from time to time upon the request of any Lender through the Agent purchase portions of the availments made available by the other Lenders which remain outstanding, and make any other adjustments which may be necessary or appropriate, in order that the amounts of the availments made available by the respective Lenders which remain outstanding, as adjusted pursuant to this Section 9.15, will be in the same proportions as their respective Pro Rata Shares thereof with respect to the Facility immediately prior to such acceleration, cancellation or termination.

(b)

The Lenders agree that, at any time after all Indebtedness of the Borrower to the Lenders pursuant hereto has become immediately due and payable pursuant to Section 8.2 or after the cancellation or termination of the Facility, the amount of any payment made by the Credit Parties under this Agreement, and the amount of any proceeds of the exercise of any rights or remedies of the Lenders under the Facility Documents, which are to be applied against amounts owing hereunder as principal, will be so applied in a manner such that to the extent possible, the availments made available by the Lenders which remain outstanding, after giving effect to such application, will be in the same proportions as their respective Pro Rata Shares thereof with respect to the Facility immediately prior to the cancellation or termination thereof immediately prior to such acceleration, cancellation or termination.

(c)

For greater certainty, the Lenders acknowledge and agree that without limiting the generality of the provisions of paragraphs (a) and (b) above, such provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, compensation, or otherwise), other than on account of any monies owing or payable by the Borrower to it under the Facility Documents in excess of its pro rata share of payments on account of monies owing by the Borrower to all the Lenders thereunder.

(d)

The Credit Parties agree to be bound by and to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 9.15.

9.16	Redistribution of Payment

If a Lender shall receive payment of a portion of the aggregate amount of principal, interest and standby fees due to it hereunder including by way of set-off pursuant to Section 8.5 which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and standby fees due in respect of the Facility (having regard to the respective Individual Commitments of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in that portion of the aggregate outstanding credit of the other Lender or Lenders so that the respective receipts shall be pro rata to their respective Exposures; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from the Borrower, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such selling Lender or Lenders to the extent of such recovery, but without interest.

9.17	Distribution of Notices

Except as otherwise expressly provided herein, promptly after receipt by the Agent of any notice or other document which is delivered to the Agent hereunder on behalf of the Lenders, the Agent shall provide a copy of such notice or other document to each of the Lenders; provided, however, that a copy of any such notice delivered at any time during the continuance of an Event of Default shall be delivered by the Agent to each of the Lenders.

9.18	Other Security Not Permitted

None of the Lenders shall be entitled to enjoy any Lien with respect to any of the Secured Assets other than the Security.

9.19	Discharge of Security

To the extent a sale or other disposition of the Secured Assets is permitted pursuant to the provisions hereof, the Lenders hereby authorize the Agent, at the cost and expense of the Borrower, to execute such discharges and other instruments which are necessary for the purposes of releasing and discharging the Security therein or for the purposes of recording the provisions or effect thereof in any office where the Security Documents may be registered or recorded or for the purpose of more fully and effectively carrying out the provisions of this Section 9.19.

9.20	Decision to Enforce Security

Upon the Security becoming enforceable in accordance with its terms, the Agent shall promptly so notify each of the Lenders. Any Lender may thereafter provide the Agent with a written request to enforce the Security. Forthwith after the receipt of such a request, the Agent shall seek the instructions of the Lenders as to whether the Security should be enforced and the manner in which the Security should be enforced. In seeking such instructions, the Agent shall submit a specific proposal to the Lenders. From time to time, any Lender may submit a proposal to the Agent as to the manner in which the Security should be enforced and the Agent shall submit any such proposal to the Lenders for approval of the Lenders. If the Lenders instruct the Agent to enforce the Security, each of the Lenders agree to accelerate the Facility Indebtedness owed to it to the extent permitted under the relevant Facility Document and in accordance with the relevant Facility Document.

9.21	Enforcement

The Agent reserves the sole right to enforce, or otherwise deal with, the Security and to deal with the Credit Parties in connection therewith; provided, however, that the Agent shall so enforce, or otherwise deal with, the Security as the Lenders shall instruct.

9.22	Application of Cash Proceeds to Realization

(a)

All Proceeds of Realization not in the form of cash shall be forthwith delivered to the Agent and disposed of, or realized upon, by the Agent in such manner as the Lenders may approve so as to produce Cash Proceeds of Realization.

(b)

Subject to the claims, if any, of secured creditors of the Credit Parties whose security ranks in priority to the Security, all Cash Proceeds of Realization shall be applied and distributed, and the claims of the Agent and the Lenders shall be deemed to have the relative priorities which would result in the Cash Proceeds of Realization being applied and distributed, as follows:

(i)

firstly, to the payment of all outstanding fees due to the Agent hereunder and all reasonable costs and expenses incurred by the Agent (including all legal fees and disbursements) in the exercise of all or any of the powers granted to it hereunder or under the guarantees and other Security Documents and in payment of all of the remuneration of any Receiver and all costs and expenses properly incurred by such Receiver (including all legal fees and disbursements) in the exercise of all or any powers granted to it under the Security Documents;

(ii)	secondly, in payment of all amounts of money borrowed or advanced by the Agent or such Receiver pursuant to the Security Documents and any interest thereon;

(iii)

thirdly, to the payment of the Facility Indebtedness (including, where applicable, to the provision of cash collateral in respect of any Facility Indebtedness which has not then matured, for application against the same once it has matured) to the respective Lenders pro rata based on their respective Exposures; and

(c)	the balance, if any, in accordance with Applicable Law.

9.23	Collective Action of Lenders

Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Facility Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Agent upon the decision of the Lenders. Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Lenders. Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

9.24	Survival

The provisions of this Article 9 and all other provisions of this Agreement which are necessary to give effect to each of the provisions of this Article 9 shall survive the permanent repayment in full of the Facility and the termination of all of the Individual Commitments of the Lenders in connection therewith until such time as all of the Facility Indebtedness has been paid in full and all of the Individual Commitments of the Lenders in connection therewith have been terminated.

ARTICLE 10

NOTICES

10.1	Notice to the Borrower

Any notice to the Borrower or any other Credit Party under the provisions of this Agreement or any other Facility Document shall be valid and effective if delivered personally, by courier (overnight or otherwise), by facsimile transmission, by email or other electronic means, to or, if given by registered or certified mail, postage prepaid, addressed to, the Borrower at Suite 2005, 4390 Grange Street, Burnaby, British Columbia, V6H 1P6, Attention: Corey Dias, Chief Executive Officer; Email: [***], and shall be deemed to have been given on the date of delivery personally, by courier, by facsimile transmission, by email or other electronic means, if so delivered prior to 5:00 pm (PST) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The Borrower may from time to time notify the Agent of a change in address which thereafter, until changed by further notice, shall be the address of the Borrower and each other Credit Party for all purposes of this Agreement and the other Facility Documents.

10.2	Notice to the Agent

Any notice from any of the Credit Parties to the Agent and the Lenders under the provisions of this Agreement or any other Facility Document shall be valid and effective if delivered personally, by courier or by email transmission to or, if given by registered mail, postage prepaid, addressed c/o the Agent at 34 King Street East, Suite 1102, Toronto, Ontario M5C 2X8 Tel: [***], Email: [***], Attention: Ethan Park, and shall be deemed to have been given on the date of delivery personally or by facsimile transmission if so delivered prior to 5:00 p.m. (Toronto time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The Agent may from time to time notify the Borrower of a change in address which thereafter, until changed by further notice, shall be the address of the Agent for all purposes of this Agreement and the other Facility Documents.

10.3	Waiver of Notice

Any notice provided for in this Agreement may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

ARTICLE 11

INDEMNITIES, TAXES, CHANGES IN CIRCUMSTANCES

11.1	General Indemnity

Each Credit Party expressly declares and agrees as follows:

(a)

the Agent and each of the Lenders, their respective directors, officers, employees, and agents, and all of their respective representatives, successors and assigns (collectively the “Indemnified Parties”) will at all times be indemnified and saved harmless by the Borrower from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Agreement and the other Facility Documents (except any loss, expense, claim, proceeding, judgment or liability described in Section 11.2 or resulting from Taxes, other than Taxes imposed on non-Tax claims and Taxes for which specific indemnification is provided in other sections of this Agreement), including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Agent or the Lenders contemplated hereby, reasonable legal fees and disbursements on a solicitor and client basis and reasonable costs and expenses incurred in connection with the enforcement of this indemnity, which the Agent or the Lenders may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Agent or Lender and including any act, deed, matter or thing in relation to the registration, perfection, release or discharge of security. The foregoing provisions of this subsection do not apply to the extent that the Agent or any Lender, or its respective employees or agents were grossly negligent or acted with wilful misconduct in relation to their obligations hereunder. This indemnity shall survive the termination of this Agreement and repayment of the Facility; and

(b)

the Agent and the Lenders may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cable, facsimile or other paper or electronic document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

11.2	Environmental Indemnity

Each Credit Party hereby indemnifies and holds harmless and will defend the Indemnified Parties against any loss, expenses, claim, proceedings, judgment, liability or asserted liability (including strict liability and including costs and expenses of investigation, abatement and remediation and monitoring of spills or releases of Hazardous Materials and including liabilities of the Indemnified Parties to, and obligations or claims asserted against the Indemnified Parties by, third parties (including governmental agencies), in any case in respect of liabilities, violations or obligations under Environmental Laws, bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities to third parties for the third parties’ foreseeable and unforeseeable consequential damages) incurred or sustained by or threatened upon the Indemnified Party as a result of or in connection with the administration or enforcement of this Agreement or any other Facility Document, including without limitation the exercise by the Agent or any Lender of any rights hereunder or under the Security Documents, which result from or relate, directly or indirectly, to:

(a)	the presence or release of any Hazardous Materials, by any means or for any reason, on, to, from, beneath or in the vicinity of the Secured Assets or any Credit Party’s other property;

(b)	any Environmental Matter associated with the Project; or

(c)	any violation, liability under or any breach or alleged breach of any Environmental Laws by the Borrower or any other Credit Party;

(d)	except excluding any such loss, expenses, claim, proceedings, judgment, liability or asserted liability which, in each case, results from the Indemnified Parties’ gross negligence.

For purposes of this Section 11.2, “liability” shall include (A) any liability for costs and expenses of any investigation, abatement and remediation of spills and releases of Hazardous Materials where such investigation, abatement and remediation is (1) prudent for the continued operation of any of the Projects or any part of any Project, (2) required by Environmental Laws, or (3) required to maintain the value and use of the Secured Assets or other property, (B) liability under any Environmental Laws including to any third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party, (C) any liability for damage suffered by the third party referred to in paragraph (B) above, (D) any liability of an Indemnified Party for damage to or impairment of the environment and (E) any liability for court costs, expenses of alternative dispute resolution proceedings, and fees and disbursements of expert consultants and legal counsel on a solicitor and own client basis.

11.3	Action by Agent to Protect Interests

The Agent shall have the power to institute and maintain all and any such actions, suits or proceedings and to take any other action as it may consider necessary or expedient, acting reasonably, to preserve, protect or enforce its interests. The Agent may conduct all such due diligence from time to time as it deems prudent or necessary, including environmental due diligence, and may remedy all breaches or other conditions or circumstances which the Agent may, in its discretion, acting reasonably, determine to either expose it to potential liability or jeopardize in any way the collateral secured by the Security Documents, all at the expense of the Borrower.

11.4	Currency Indemnity

If under any Applicable Law and whether pursuant to a judgment being made or registered or docketed against any Credit Party or for any other reason, any payment of all or part of the Indebtedness owing by any Credit Party under or in connection with any Facility Document is made or is satisfied in a currency other than U.S. Dollars (the “Other Currency”), then to the extent that the payment (when converted into U.S. Dollars at the prevailing rate of exchange on the date of payment, or, if it is not practicable for the Agent or a Lender to purchase U.S. Dollars with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Agent or such Lender falls short of the amount of the Indebtedness required to be paid, the Borrower shall, as a separate and independent obligation, indemnify and hold harmless the Agent or such Lender, as applicable, against the amount of such shortfall. For the purpose of this Agreement, “rate of exchange” means the rate at which the Agent or such Lender, as applicable, is able on a foreign exchange market selected by it, acting reasonably, on the relevant date to purchase U.S. Dollars with the Other Currency and shall take into account any premium and other reasonable costs of exchange.

11.5	Payments Free and Clear of Taxes

(a)

Any and all payments made and other consideration provided (including without limitation the Securities) by a Credit Party hereunder or under any other Facility Document (any such payment or other consideration being hereinafter referred to as a “Payment”) to or for the benefit of the Agent, any Lender, or any Tax-Related Person shall be made without set-off or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any and all present or future Taxes, except to the extent such deduction or withholding is required by law or the administrative practice of any Governmental Authority. If the Credit Party shall be so required to deduct or withhold any Taxes from or in respect of any Payment made to or for the benefit of the Agent, any Lender or any Tax-Related Person, the Borrower shall:

(i)	promptly notify the Agent of such requirement;

(ii)

if such Taxes are an Indemnified Tax, pay or provide to the Agent in addition to the Payment to which the Agent or such Lender is otherwise entitled, such additional amount (or consideration) as is necessary to ensure that the net amount (or consideration) actually received by the Agent or such Lender, as the case may be, and each of their Tax-Related Persons (free and clear of, and net of, any such Indemnified Tax, including the full amount of any Taxes required to be deducted or withheld from any additional amount (or consideration) paid or provided by the Credit Party under this Section 11.5, whether assessable against the Credit Party or the Lender) equals the full amount (or consideration) the Agent or such Lender, as the case may be, and each of their Tax-Related Persons would have received had no such deduction or withholding been required;

(iii)	make such deduction or withholding;

(iv)

pay to the relevant Governmental Authority in accordance with Applicable Law the full amount of Taxes required to be deducted or withheld (including the full amount of Taxes required to be deducted or withheld from any additional amount paid by the Credit Party to the Agent or such Lender under this Section 11.5), within the time period required by Applicable Law; and

(v)

as promptly as reasonably practicable thereafter, forward to the Lender, an original official receipt (or a certified copy), or other documentation reasonably acceptable to the Agent and such Lender, evidencing such payment to such Governmental Authority.

(b)

In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or excise or property taxes, charges or levies of a similar nature, which arise from any Payment under, or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Facility Documents and the transactions contemplated hereby or thereby (any such amounts being hereinafter referred to as “Other Taxes”).

(c)

The Borrower hereby indemnifies and holds harmless the Agent, each Lender and each of their Tax-Related Persons, on an after-Taxes basis, for the full amount of Indemnified Taxes and Other Taxes, interest, penalties and other liabilities, levied, imposed or assessed against (and whether or not paid directly by) the Agent, such Lender and each of their Tax-Related Persons, as applicable, and for all expenses, resulting from or relating to any Credit Party’s failure to:

(i)	remit to the Agent or such Lender the documentation referred to in Section 4.1; or

(ii)	pay any Taxes or Other Taxes when due to the relevant Governmental Authority (including any Taxes imposed by any Governmental Authority on amounts payable under this Section 11.5);

whether or not such Indemnified Taxes or Other Taxes were correctly or legally assessed. The Agent or any Lender (on behalf of itself or its Tax-Related Persons) who pays any Indemnified Taxes or Other Taxes, shall promptly notify the Borrower of such payment, provided, however, that failure to provide such notice shall not detract from, or compromise, the obligations of the Borrower under this Section 11.5. Payment pursuant to this indemnification under this Section 11.5 shall be made within 30 days from the date the Agent or the relevant Lender, as the case may be, makes written demand therefor accompanied by a certificate as to the amount of such Indemnified Taxes or Other Taxes, which shall be conclusive absent manifest error. Notwithstanding the foregoing, the Borrower shall not be obligated to indemnify the Agent or any Lender for any expenses related to Taxes or Other Taxes arising from the gross negligence or wilful misconduct of the Agent or any Lender or any Tax-Related Person any breach of this Agreement by the Agent or any Lender or as determined by court of competent jurisdiction.

(d)

Each Credit Party also hereby indemnifies and holds harmless the Agent, each Lender and each of their Tax-Related Persons, on an after-Taxes basis, for any additional taxes on net income that the Agent, each Lender and each of their Tax- Related Persons may be obliged to pay as a result of the receipt of amounts from the Borrower (or the Lender) under this Section 11.5.

(e)

Neither any Lender nor the Agent shall be under any obligation to arrange its tax affairs in any particular manner or be obliged to disclose any information regarding its tax affairs or computations to the Credit Parties or any other Person in connection with this Section 11.5.

(f)

If the Agent or any Lender or any Tax-Related Person determines in its sole discretion (exercised in good faith) that it has received a refund of Indemnified Taxes or Other Taxes for which a payment has been made by the Borrower under this Section 11.5 then the Agent or such Lender shall pay such amount (if any) to the Borrower (but not exceeding any payment made under this Section 11.5 giving rise to such refund), net of all out-of-pocket expenses of the Agent, such Lender or Tax-Related Persons, as the case may be, and other adjustments which the Agent, such Lender or Tax-Related Person, as the case may be, reasonably determines will leave it (after that payment) in the same after-tax position it would have been in had such Indemnified Taxes or Other Taxes not been deducted, withheld or otherwise imposed and the indemnification payments had never been paid. The Borrower, upon the request of the Agent or any Lender, agrees to repay to the Agent or such Lender any portion of such refund paid over to the Borrower that the Agent, such Lender or any of their Tax-Related Persons is required to repay or pay, respectively, to the applicable taxing authority or jurisdiction and agrees to pay any interest, penalties or other charges paid by the Agent or such Lender as a result of or related to such repayment or payment. Neither the Agent nor any Lender shall be under any obligation to arrange its tax affairs in any particular manner so as to claim any refund or seek any other tax relief to which it may be entitled. Neither the Agent nor any Lender shall be obligated to disclose any information regarding its tax affairs or computations (including its tax returns) to the Borrower or any other Person in connection with this Section 11.5 or any other provisions of this Section 11.5.

(g)

To the extent of any conflict or inconsistency between this Section 11.5 and any provision of any other Facility Document, this Section 11.5 shall to the extent of such conflict or inconsistency override such other provision and prevail.

(h)

Each Credit Party’s and Lenders’ obligations under this Section 11.5 shall survive without limitation the termination of the Facility and this Agreement and all other Facility Documents and the permanent repayment of the outstanding credit and all other amounts payable hereunder. The Lenders shall cause all Tax-Related Persons to comply with this Section 11.5.

11.6	Change of Circumstances

(a)

If, with respect to any type of credit, the introduction or adoption of any law, regulation, guideline, request or directive (whether or not having the force of law) of any Governmental Authority, central bank or comparable agency (“Restraint”) or any change therein or in the application thereof to the Borrower or to any Lender or in the interpretation or administration thereof or any compliance by any Lender therewith:

(i)

prohibits or restricts extending or maintaining such type of credit or the charging of interest or fees in connection therewith, the Borrower agrees that such Lender shall have the right to comply with such Restraint, shall have the right to refuse to permit the Borrower to obtain such type of credit and shall (if applicable) have the right to require, at the option of the Borrower, the conversion of such outstanding credit to another type of credit to permit compliance with the Restraint or repayment in full of such credit together with accrued interest thereon on the last day on which it is lawful for such Lender to continue to maintain and fund such credit or to charge interest or fees in connection therewith, as the case may be; or

(ii)

shall impose or require any reserve, special deposit requirements or Taxes (other than (A) Indemnified Taxes or Other Taxes and (B) Connection Income Taxes), shall establish an appropriate amount of capital to be maintained by such Lender or shall impose any other requirement or condition which results in an increased cost to such Lender of extending or maintaining a credit or obligation hereunder or reduces the amount received or receivable by such Lender with respect to any credit under this Agreement or reduces such Lender’s effective return hereunder or on its capital or causes such Lender to make any payment or to forego any return based on any amount received or receivable hereunder, then, on notification to the Borrower by such Lender, the Borrower shall pay immediately to such Lender such amounts as shall fully compensate such Lender for all such increased costs, reductions, payments or foregone returns which accrue up to and including the date of receipt by the Borrower of such notice and thereafter, upon demand from time to time, the Borrower shall pay such additional amount as shall fully compensate such Lender for any such increased or imposed costs, reductions, payments or foregone returns. Such Lender shall notify the Borrower of any actual increased or imposed costs, reductions, payments or foregone returns forthwith on becoming aware of same and shall concurrently provide to the Borrower a certificate of an officer of such Lender setting forth the amount of compensation to be paid to such Lender and the basis for the calculation of such amount.

(b)

Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to seek additional amounts from the Borrower pursuant to Section 11.6(a), it will use reasonable efforts to make, fund or maintain the affected credit of such Lender through another lending office or take such other actions as it deems appropriate, in its sole discretion, if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such credit pursuant to Section 11.6(a), would be reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such affected credit through such other lending office or the taking of such other actions would not otherwise adversely affect such credit or such Lender and would not, in such Lender’s sole discretion, be commercially unreasonable.

ARTICLE 12

MISCELLANEOUS

12.1	No Waiver; Remedies Cumulative

No failure on the part of the Agent to exercise, and no delay in exercising, any right, remedy, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the Agent under the Facility Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent. No waiver of any rights under this Agreement shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

12.2	Survival

All covenants, agreements, representations and warranties made in any of the Facility Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement and the Advance of the Facility, and shall continue in full force and effect so long as any principal amount remains outstanding hereunder or any other Obligations under any Facility Document remain unpaid or any obligation to perform any other act hereunder or under any other Facility Document remains unsatisfied.

12.3	Benefits of Agreement

The Facility Documents are entered into for the sole protection and benefit of the parties thereto and their successors and assigns, and no other Person (other than the Indemnified Parties) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Facility Document.

12.4	Binding Effect; Assignment

This Agreement shall become effective when it shall have been executed by each of the parties hereto and thereafter shall be binding upon, enure to the benefit of and be enforceable by such parties and their respective permitted successors and assigns. No Credit Party shall have the right to assign its rights and obligations hereunder or under the other Facility Documents or any interest herein or therein without the prior written consent of the Agent (acting on the instruction of the Lenders). Each Lender reserves the right to, with prior notice to the Borrower, sell, assign, transfer or grant participations in all or any portion of its rights and obligations hereunder and under the other Facility Documents to any other Person who is an Affiliate of the Lender. To the extent that any Lender wishes to sell, assign, transfer or grant participation in all or any portion of its rights and obligations hereunder or under the Facility Document to any other Person who is not an Affiliate of a Lender, then prior written consent of the Borrower shall be required (provided that no such consent shall be required following the occurrence of an Event of Default which is continuing). In the event of any grant of a participation, the granting Lender’s obligations under this Agreement to the Borrower shall remain unchanged, such Lender shall remain solely responsible for the performance thereof and the Credit Parties shall continue to be obligated to the granting Lender in connection with such Lender’s rights under this Agreement and the other Facility Documents (including in respect of the interest in which such Lender has granted a participation). In the event of any such assignment, upon written notice thereof to the Borrower, the assignee shall be deemed to be a “Lender” for all purposes of the Facility Documents with respect to the rights and obligations assigned to it, and the rights and obligations of the assigning Lender so assigned shall thereupon terminate.

12.5	Maximum Return

Notwithstanding any other provision of this Agreement or any other Facility Document:

(a)

In this Section, “interest” and “credit advanced” have the meanings ascribed to them in Section 347 of the Criminal Code (Canada), and “Canadian Maximum Rate” means the highest effective annual rate of interest calculated in accordance with generally accepted actuarial practices and principles, on the credit advanced under an agreement or arrangement, which is lawfully permitted under Section 347 of the Criminal Code (Canada);

(b)

If, by entering into this Agreement and the other Facility Documents, the Lenders (or any of them) have entered into an agreement or arrangement to receive interest, on the credit advanced under this Agreement, in an amount which exceeds the Canadian Maximum Rate, then the interest will be reduced to the extent required to eliminate such excess (in the manner specified below);

(c)

If interest in the aggregate, on the credit advanced under this Agreement, is or is about to be received in an amount which exceeds the Canadian Maximum Rate, then the interest will be reduced, with retroactive effect, to the extent required to eliminate such excess (in the manner specified below), and if and to the extent so reduced the Lenders will return the same;

(d)

Any reduction of interest pursuant to paragraph (b) or paragraph (c) above will be made in the following order (in each case, only to the extent required): first, a reduction of the Facility Warrants; second, a reduction of the interest rate under Section 2.5(a); third, a reduction of the Arrangement Fee Shares; and fourth, a reduction of the amounts to be paid on account of the Agents and the Lenders’ legal fees and other out-of-pocket expenses; and last, a reduction of any other amount(s) which constitute interest.

In the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries qualified for a period of ten (10) years and appointed by the Agent shall be conclusive for the purposes of such determination. A certificate of an authorized signing officer of the Agent as to each amount, rate and/or other component of interest payable hereunder or in connection herewith from time to time shall be conclusive evidence of such amount, rate and/or other component, absent manifest error.

12.6	Entire Agreement

The Facility Documents reflect the entire agreement between the Borrower, the Guarantors, the Agent and the Lenders with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto, including but not limited to the Term Sheet.

12.7	Severability

If any provision of any of the Facility Documents shall be prohibited by or invalid under Applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason cannot be so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Facility Document, or the validity or effectiveness of such provision in any other jurisdiction.

12.8	Counterparts and Facsimile

This Agreement may be executed in counterparts and by electronic transmission of an authorized signature and each such counterpart shall be deemed to form part of one and the same document.

[Signature pages follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

BORROWER :

ANFIELD ENERGY INC., a corporation organized and existing under the laws of the Province of British Columbia

Per:	/s/ “Corey Dias”
Name: Corey Dias
Title: Chief Executive Officer

GUARANTORS:

ANFIELD RESOURCES HOLDING CORP., a corporation organized and existing under the laws of the State of Utah		ARH WYOMING CORP., a corporation organized and existing under the laws of the State of Wyoming

Per:	/s/ “Joshua Bleak”	Per:	/s/ “Joshua Bleak”
	Name: Joshua Bleak		Name: Joshua Bleak
	Title: Director		Title: Director

NEUTRON ENERGY, INC., a corporation organized and existing under the laws of the State of Nevada		HIGHBURY RESOURCES INC., a corporation organized and existing under the laws of the State of Wyoming

Per:	/s/ “Joshua Bleak”	Per:	/s/ “Joshua Bleak”
	Name: Joshua Bleak		Name: Joshua Bleak
	Title: Director		Title: Director

ANFIELD PRECIOUS METALS INC., a corporation organized and existing under the laws of the State of South Dakota

Per:	/s/ “Joshua Bleak”
Name: Joshua Bleak
Title: Director

Credit Agreement

AGENT:

EXTRACT ADVISORS LLC, as Agent

Per:	/s/ “Ethan Park”
Name: Ethan Park
Title: Authorized Signatory

LENDER:

EXTRACT CAPITAL MASTER FUND LTD.

Per:	/s/ “Ethan Park”
Name: Ethan Park
Title: Authorized Signatory

Credit Agreement

SCHEDULE A

THE AGENT AND THE LENDERS

LENDERS
	Address for Notice	Wire Instructions	Individual Commitment
Extract Capital Master Fund Ltd.	[***] [***] [***] [***] [***] [***] [***]	[***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]	[***] [***] [***] [***]

AGENT
	Address for Notice	Wire Instructions
Extract Advisors LLC	[***] [***] [***] [***] [***] [***]	[***] [***] [***] [***] [***] [***]

SCHEDULE B

SECURITY DOCUMENTS

A.	SECURITY DOCUMENTS

(a)	guarantees granted by each of the Guarantors in favour of the Agent, of the payment and performance by the Borrower of all of its present and future obligations under the Facility Documents;

(b)

general security agreement granted by the Borrower in favour of the Agent, pursuant to which the Borrower grants a Security Interest in favour of the Agent in all of its present and after-acquired personal property; and

(c)

securities pledge agreement granted by the Borrower, pursuant to which the Borrower pledges in favour of the Agent, inter alia, all of its present and future shares and equity interests in the capital of its Subsidiaries (which shall constitute 100% of the issued and outstanding shares in the capital of such issuers).

SCHEDULE C

EQUITY INTERESTS OF THE BORROWER

Party Holding Equity Interests	Issuer	Number and Type of Shares/Interests Issued	Percentage Held
Anfield Energy Inc.	Anfield Precious Metals Inc.	1500 common shares	100%
Anfield Energy Inc.	ARH Wyoming Corp	1500 common shares	100%
Anfield Energy Inc.	Anfield Resources Holding Corp.	1500 common shares	100%
Anfield Energy Inc.	Equinox Exploration Holding Corp.	1500 common shares	100%
Anfield Energy Inc.	Highbury Resources Inc.	1500 common shares	100%
Anfield Energy Inc.	Neutron Energy, Inc.	1000 common shares	100%

SCHEDULE D

FORM OF FACILITY WARRANT

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED

WITHIN THE TIME LIMITS HEREIN PROVIDED

WARRANT CERTIFICATE

THESE WARRANTS ARE NON-ASSIGNABLE AND NON-TRANSFERABLE

ANFIELD ENERGY INC.

(Incorporated under the laws of the Province of British Columbia)

WARRANT NO. 2023-W#001	42,105,263 WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each Warrant represented hereby.

THIS IS TO CERTIFY THAT Extract Capital Master Fund Ltd., [***] (hereinafter referred to as the “holder” or the “Warrantholder”) the holder of these Warrants, is entitled to acquire for each Warrant represented hereby, in the manner and subject to the conditions, restrictions and adjustments set forth herein, at any time and from time to time until 5:00 p.m. (Vancouver time) on September [•], 2028 (the “Expiry Time”), one fully paid and non-assessable common share (a “Common Share”) in the capital of Anfield Energy Inc. (the “Company”) at a price of $0.095 per Common Share.

The Warrants may only be exercised at the head office of the Company at 4390 Grange Street, Suite 2005, Burnaby, British Columbia V5H 1P6.

The Warrants are issued subject to the terms and conditions appended hereto as Schedule “A”.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by a duly authorized officer.

DATED for reference this [•]th day of September, 2023.

ANFIELD ENERGY INC.

Per:
Authorized Signatory

(See terms and conditions attached hereto)

SCHEDULE “A”

TERMS AND CONDITIONS FOR WARRANTS

Terms and Conditions attached to the Warrant Certificate issued by Anfield Energy Inc. and dated for reference September [•], 2023.

ARTICLE 1

INTERPRETATION

1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Common Shares” means the common shares in the capital of the Company to be issued pursuant to the exercise of Warrants as such shares were constituted on September [•], 2023;

(b)	“Company” means Anfield Energy Inc. unless and until a successor company shall have become such in the manner prescribed in Article 6, and thereafter “Company” shall mean such successor company;

(c)	“Company’s Auditors” means an independent firm of accountants duly appointed as auditors of the Company;

(d)	“Exchange” means the TSX Venture Exchange or such other stock exchange on which the Company’s Common Shares are listed and posted for trading;

(e)	“Exercise Price” means the price of $0.095 per Common Share;

(f)	“Expiry Time” means 5:00 p.m. (Vancouver time) on September [•], 2028;

(g)

“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(h)	“person” means an individual, corporation or company, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(i)	“Warrants” means the non-assignable and non-transferable warrants to purchase that number of Common Shares evidenced by the Warrant Certificate;

(j)	“Warrant Certificate” means the certificate to which these Terms and Conditions are attached; and

(k)	words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.2	Interpretation Not Affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.3	Applicable Law

The terms hereof and of the Warrant shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto.

ARTICLE 2

ISSUE OF WARRANT

2.1	Issue of Warrants

That number of Warrants set out on the Warrant Certificate is hereby created and authorized to be issued.

2.2	Additional Warrants

Subject to any other written agreement between the Company and the Warrantholder, the Company may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares or warrants or grant options or similar rights to purchase Common Shares to any person.

2.3	Issue in Substitution for Lost Warrants

If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)

the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b)

the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Company such evidence of loss, destruction, or theft as shall be satisfactory to the Company in its discretion and the Company may also require the holder to furnish indemnity in an amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

2.4	Warrantholder Not a Shareholder

The Warrant shall not constitute the holder a shareholder of the Company, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant.

ARTICLE 3

EXERCISE OF THE WARRANTS

3.1	Method of Exercise of the Warrants

The right to purchase Common Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the holder surrendering this Warrant Certificate and delivering with it a duly completed and executed exercise form (the “Exercise Form”) substantially in the form attached hereto as Schedule “B” and a certified cheque, bank draft or wire transfer payable to or to the order of the Company, at par in Vancouver, British Columbia, for the purchase price applicable at the time of surrender in respect of the Common Shares subscribed for in lawful money of Canada, to the Company.

3.2	Effect of Exercise of the Warrant

Upon surrender and payment as aforesaid the Common Shares so subscribed for shall be issued as fully paid and non-assessable Common Shares and the holder shall become the holder of record of such Common Shares on the date of such surrender and payment.

Upon the exercise of all or any of the Warrants in the manner described above, the person or persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes to be the holder or holders of record of such Common Shares on the date of such surrender and payment, within three (3) business days after surrender of the Warrant Certificate and payment, the Company shall forthwith cause the issuance and delivery to the person or persons a certificate for the Common Shares purchased as aforesaid at the address or addresses specified in the Exercise Form.

3.3	Subscription for Less than Entitlement

The holder may subscribe for and purchase a number of Common Shares less than the total number which it is entitled to purchase on exercise of the Warrants represented by the surrendered Warrant Certificate. In the event of any purchase of a number of Common Shares less than the number which can be purchased pursuant to the Warrant Certificate, the holder shall be entitled to receive a new Warrant Certificate representing Warrants exercisable to acquire up to the balance of the Common Shares which the holder is entitled to purchase pursuant to the Warrant Certificate.

3.4	Expiration of the Warrants

If the Warrants are not exercised at or before the Expiry Time, all rights hereunder shall wholly cease and terminate and the Warrants shall be void and of no effect.

ARTICLE 4

ADJUSTMENTS

4.1	Adjustments

The number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)	in the event the Company shall:

(i)	pay a dividend in Common Shares or make a distribution in Common Shares;

(ii)	subdivide its outstanding Common Shares;

(iii)	combine its outstanding Common Shares into a smaller number of Common Shares; or

(iv)

issue by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Company is the surviving company or in the case of any sale, transfer or lease to another company of all or substantially all of the property of the Company);

the number of Common Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)

In case the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding Common Shares, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share which is lower than 95% of the current market price at the record date mentioned below than the then current market price per Common Share (as determined in accordance with subsection (e) below), the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the current market price per Common Share at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(c)

In case the Company shall distribute to all or substantially all holders of its Common Shares evidence of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or in subsection (e) below or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection (b) above)), then in each case the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per Common Share (as determined in accordance with subsection (e) below) on the date of such distribution, and of which the denominator shall be the then current market price per Common Share less the then fair value (as determined by the Board of Directors of the Company, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(d)

In the event of the distribution by the Company to all or substantially all of the holders of its Common Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment in the number of Common Shares purchasable upon the exercise of each Warrant, the Warrantholder of each Warrant, upon the exercise thereof, shall receive from the Company, such subsidiary or both, as the Company shall reasonably determine, the shares or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this section 4.1.

(e)

For the purpose of any computation under subsections (b) and (c) of this section 4.1, the current market price per Common Share at any date shall be the weighted average price per Common Share for twenty-five (25) consecutive trading days, commencing not more than 45 trading days before such date on the stock exchange on which the Common Shares are then traded; provided if the Common Shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of Common Shares were traded during such twenty-five (25) consecutive trading day period. The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all Common Shares sold on such stock exchange or market, as the case may be, during the said twenty-five (25) consecutive trading days by the total number of shares so sold. For purposes of this subsection (e), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business. Should the Common Shares not be listed on any stock exchange the current market price per Common Share at any date shall be determined by the Board of Directors of the Company, acting reasonably.

(f)

In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Common Shares and other shares of the Company, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Company; provided, however, that the Company shall deliver to the holder an appropriate instrument evidencing the holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(g)

The adjustments are cumulative, provided that no adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

(h)

Wherever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares purchasable immediately thereafter.

(i)

No adjustment in the number of Common Shares purchasable upon the exercise of each Warrant need be made under subsections (b), (c) and (d) if, the Company issues or distributes to the Warrantholder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

(j)

In the event that at any time, as a result of an adjustment made pursuant to subsections (a), (c) and (d) above, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsections (a) through (i), inclusive, above, and the provisions of sections 4.2 through 4.4, inclusive, of this Article 4 with respect to the Common Shares, shall apply on like terms to any such other securities.

(k)

Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

(i)	the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights; and

(ii)

such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised;

provided further, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Common Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

(l)	If, in case at any time:

(i)	the Company offers for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

(ii)	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(iii)	in case of any event described in section 4.1(a) (a “Reorganization”);

then, and in any one or more of such cases, the Company will give to the Warrantholder at least 20 business days’ prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend, distribution or offer of subscription rights, or for determining rights to vote with respect to such dissolution, liquidation or winding-up or Reorganization and, in the case of such dissolution, liquidation or winding-up or Reorganization, at least 20 days’ prior written notice of the date when the same will take place. Such notice in accordance with the foregoing clause will also specify, in the case of any such dividend, distribution or offer of subscriptions rights, the date on which the holders of the Common Shares will be entitled thereto, and such notice in accordance with the foregoing will also specify the date on which the holders of the Common Shares will be entitled to exchange the Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up or Reorganization, as the case may be. Each such written notice will be given to the Warrantholder in accordance with the manner stated herein.

4.2	Voluntary Adjustment by the Company

Subject to requisite Exchange approval, the Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

4.3	Notice of Adjustment

Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Common Shares is adjusted, as herein provided, the Company shall promptly, and not more than 10 business days from the effective date of such adjustment or adjustments, send to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments.

4.4	No Adjustment for Dividends

Except as provided in section 4.1 of this Article 4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

4.5	Preservation of Purchase Rights Upon Merger, Consolidation, etc.

In connection with any consolidation of the Company with, or amalgamation or merger of the Company with or into, another company (including, without limitation, pursuant to a “takeover bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Common Shares) or in case of any sale, transfer or lease to another company of all or substantially all the property of the Company, the Company or such successor or purchasing company, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Warrantholder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Any such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule “A”. The provisions of this Article 4 shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

4.6	Determination of Adjustments

If any questions shall at any time arise with respect to the Exercise Price, such question shall be conclusively determined by the Company’s Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Vancouver, British Columbia, that the Company may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Company and the holder.

ARTICLE 5

COVENANTS BY THE COMPANY

5.1	Reservation of Common Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.

5.2	New Covenants

The Company covenants and agrees that:

(a)

all Common Shares which shall be so issuable on due exercise of the Warrants will, upon issuance, be issued as fully paid and non-assessable Common Shares in the capital of the Company and free from all liens, charges and encumbrances;

(b)

until the Expiry Time, the Company shall use commercially reasonable efforts to preserve and maintain its corporate existence, remain a reporting issuer not in default of the requirements of the applicable securities laws in British Columbia and Alberta and to ensure that the Company shall make all requisite filings under applicable securities legislation necessary to remain a reporting issuer not in default;

(c)

the Company shall use its commercially reasonable efforts to ensure the Common Shares of the Company are listed and posted for trading on the Exchange or such other stock exchange or over-the-counter market as the Common Shares may be listed or quoted (as the case may be) at the time of exercise of the Warrants. Provided that the covenants in section 5.2(b) and (c) shall not restrict the Company from engaging in or from completing any transaction which would result in the Company ceasing to be a “reporting issuer” so long as the holders of Warrants receive securities of an entity which is listed on a stock exchange in Canada, or cash, or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable laws and the policies of the Exchange; and

(d)

if the issuance of Common Shares of the Company upon exercise of the Warrants requires any filing or registration with or approval of any Canadian securities regulatory authority or other Canadian governmental authority or compliance with any other requirement under any Canadian law before such Common Shares of the Company may be validly issued (other than the filing of a prospectus or similar disclosure document), the Company agrees to take make commercially reasonable efforts to secure such filing, registration, approval or compliance, as the case may be.

ARTICLE 6

MERGER AND SUCCESSORS

6.1	Company May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other company or companies, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any company lawfully entitled to acquire and operate same, provided, however, that the company formed by such consolidation, amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

6.2	Successor Company Substituted

In case the Company, pursuant to section 6.1 shall be consolidated, amalgamated or merged with or into any other company or companies or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other company, the successor company formed by such consolidation or amalgamation, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

ARTICLE 7

AMENDMENTS

7.1	Amendment, etc.

This Warrant Certificate may only be amended by a written instrument signed by the parties hereto.

ARTICLE 8

MISCELLANEOUS

8.1	Time

Time is of the essence for the terms of this Warrant Certificate.

8.2	Notice

Any notice or other communication required to be given by the Company under this Warrant, whether to the Warrantholder or otherwise, shall be delivered to the Warrantholder at the address provided on the first page of this Warrant by hand (including by courier) or by mail.

Any notice or other communication so given shall be deemed to have been given and received when delivered, if delivered, and upon transmission, if telecopied, and if the date of such transmission is not a business day, on the next ensuing business day.

8.3	Transfer and Assignment of Warrant

The Warrant, and the rights evidenced hereby, are non-transferable and non-assignable except as permitted under the policies of the Exchange or by the securities acts and regulations, statements, orders, notices, directions, rulings and rules thereunder, of British Columbia and Alberta.

SCHEDULE “B”

EXERCISE FORM

TO:	ANFIELD ENERGY INC.

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Anfield Energy Inc. (the “Company”).

The undersigned hereby exercises the right to acquire                        Common Shares of the Company in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the purchase price in full for the said number of Common Shares.

The Common Shares are to be issued as follows:

Name:
Address in full:

Note: If further nominees are intended, please attach (and initial) a schedule giving these particulars.

DATED this     day of         , 20

(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.

The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Company.

2.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.

If the Exercise Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a Company or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

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SCHEDULE E

CERTIFICATION OF ACCREDITED INVESTOR STATUS

In addition to the representations, warranties acknowledgments and agreements contained in the Agreement to which this Certification of Accredited Investor Status is attached, each of the Lenders hereby represents, warrants and certifies to the Borrower that such Lender is acquiring the Securities set out in the Agreement as principal, it is resident in the jurisdiction set out on Schedule “A” of the Agreement and such Lender is [check appropriate box and complete related blanks]:

☐	(a) except in Ontario, a Canadian financial institution, or a Schedule III bank;

☐	(b) except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐

(c)   except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d) except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer;

☐	(e) except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐

(f)   except in Ontario, a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(g) except in Ontario, any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐

(h)   except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(i) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐

(j) an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution;

(ii)  a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii)  a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐

(k)   an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

☐

(l) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐

(m) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐

(n)   a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

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☐	(o) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (h) in form and function;

☐

(p)   a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(q) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

☐	(r) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor; or

AND

If the Lender is a resident of, or otherwise subject to the securities laws of, Ontario, the Lender is [check appropriate box]:

☐	(aa) a bank listed in Schedule I, II or III to the Bank Act (Canada);

☐	(bb) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

☐

(cc)   a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

☐	(dd) the Business Development Bank of Canada;

☐

(ee)   a subsidiary of any person or company referred to in clause (aa), (bb), (cc) or (dd), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(ff) a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations;

☐

(gg)   the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada;

☐

(hh)   a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’Île de Montréal or an intermunicipal management board in Quebec;

☐	(ii) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐

(jj)  a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada;

☐	(kk) a person or company that is recognized or designated by the Ontario Securities Commission as an accredited investor; or

☐	(ll) such other persons or companies as may be prescribed by the regulations under the Securities Act (Ontario).

Definitions:

“Canadian financial institution” means

(a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

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(b)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

* * * * * * *

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the closing. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the closing, the Lender shall give the Borrower immediate written notice thereof.

Each of the Lenders acknowledges and agrees that the Borrower will and can rely on this Certificate in connection with such Lender’s subscription of the Securities.

IN WITNESS, the undersigned has executed this Certificate as of the     day of          , 2023.

Print Name of Lender
Signature of Authorized Signatory
Name and Position of Authorized Signatory
Jurisdiction of Residence of Lender

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